
                                                                    EXHIBIT 99.2

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                            STOCK PURCHASE AGREEMENT

                                     AMONG


                       ADVANTICA RESTAURANT GROUP, INC.,

                            SPARTAN HOLDINGS, INC.,

                           FLAGSTAR ENTERPRISES, INC.


                                      AND


                             CKE RESTAURANTS, INC.

                         DATED AS OF FEBRUARY 18, 1998


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

                                TABLE OF CONTENTS

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                                                ARTICLE I

                                               DEFINITIONS

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Section 1.1.      Definitions.....................................................................................1
Section 1.2.      Other Terms.....................................................................................9
Section 1.3.      Other Definitional Provisions...................................................................9

                                                ARTICLE II

                                       PURCHASE AND SALE OF SHARES

Section 2.1.      Purchase and Sale of Shares....................................................................10
Section 2.2.      Closing; Delivery and Payment..................................................................10
Section 2.3.      Post-Closing Adjustment........................................................................11
Section 2.4.      Certain Asset Dispositions.....................................................................13

                                               ARTICLE III

                             REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

Section 3.1.      Organization and Authority of Seller Parties; No Conflicts.....................................13
Section 3.2.      Organization, Authority and Qualification of the Company; No Conflicts.........................14
Section 3.3.      Capitalization of the Company..................................................................14
Section 3.4.      Subsidiaries of the Company....................................................................14
Section 3.5.      Financial Statements; Certain Financial Information............................................15
Section 3.6.      Absence of Certain Changes or Events...........................................................15
Section 3.7.      Title to Properties; Absence of Liens and Encumbrances, Etc....................................16
Section 3.8.      Litigation.....................................................................................17
Section 3.9.      Compliance with Law............................................................................17
Section 3.10.     Contracts......................................................................................17
Section 3.11.     Consents and Approvals.........................................................................18
Section 3.12.     Tax Matters....................................................................................18
Section 3.13.     Intellectual Property..........................................................................19
Section 3.14.     Labor Matters..................................................................................19
Section 3.15.     Employee Benefits..............................................................................20
Section 3.16.     Environmental Matters..........................................................................21
Section 3.17.     Insurance......................................................................................21
Section 3.18.     Brokers and Finders............................................................................21
Section 3.19.     Government Regulations.........................................................................22
Section 3.20.     Books and Records..............................................................................22
Section 3.21.     Disclosure.....................................................................................22
Section 3.22.     Seller Parties' Investigation..................................................................22
Section 3.23.     No Other Representations or Warranties.........................................................22
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                                                ARTICLE IV

                                 REPRESENTATIONS AND WARRANTIES OF BUYER

Section 4.1.      Organization and Authority of Buyer; No Conflicts..............................................23
Section 4.2.      Brokers and Finders............................................................................23
Section 4.3.      Securities Act.................................................................................23
Section 4.4.      Consents and Approvals.........................................................................23
Section 4.5.      Disclosure.....................................................................................23
Section 4.6.      Buyer's Investigation..........................................................................24
Section 4.7.      No Other Representations or Warranties.........................................................24

                                                ARTICLE V

                                               TAX MATTERS

Section 5.1.      Cooperation With Respect to Tax Matters........................................................24
Section 5.2.      Tax Related Agreements.........................................................................30

                                                ARTICLE VI

                       CERTAIN COVENANTS AND AGREEMENTS OF SELLER PARTIES AND BUYER

Section 6.1.      Access and Information.........................................................................30
Section 6.2.      Consents.......................................................................................31
Section 6.3.      Conduct of Business............................................................................31
Section 6.4.      Related Transactions...........................................................................33
Section 6.5.      Certain Buyer and Seller Obligations and Agreements............................................34
Section 6.6.      Employee Benefit Plans.........................................................................34
Section 6.7.      Retention of Books and Records.................................................................36
Section 6.8.      Closing Date Financial Statements..............................................................36
Section 6.9.      Environmental Investigations...................................................................36
Section 6.10.     Covenant Not to Compete; Non-solicitation......................................................37
Section 6.11.     Exclusivity....................................................................................38
Section 6.12.     Limitation of Liabilities......................................................................38
Section 6.13.     Cash Sweeps....................................................................................40
Section 6.14.     New Bank Accounts..............................................................................40
Section 6.15.     Further Assurances.............................................................................40

                                               ARTICLE VII

                                          CONDITIONS TO CLOSING

Section 7.1.      Conditions to Obligations of Buyer.............................................................40
Section 7.2.      Conditions to Obligations of Seller............................................................41
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                                               ARTICLE VIII

                                               TERMINATION

Section 8.1.      Termination....................................................................................42
Section 8.2.      Effect of Termination..........................................................................43

                                                ARTICLE IX

                                       SURVIVAL AND INDEMNIFICATION

Section 9.1.      Limited Survival of Representations, Warranties, Covenants and Agreements;
                    Knowledge of Breach..........................................................................43
Section 9.2.      Indemnification by Buyer.......................................................................45
Section 9.3.      Indemnification by Seller......................................................................45
Section 9.4.      Indemnification as Sole Remedy.................................................................45
Section 9.5.      Method of Asserting Claims, Etc................................................................45

                                                ARTICLE X

                                              MISCELLANEOUS

Section 10.1.     Amendment and Waiver...........................................................................47
Section 10.2.     Expenses.......................................................................................47
Section 10.3.     Public Disclosure..............................................................................47
Section 10.4.     Assignment.....................................................................................47
Section 10.5.     Entire Agreement...............................................................................47
Section 10.6.     Fulfillment of Obligations.....................................................................47
Section 10.7.     Parties in Interest; No Third Party Beneficiaries..............................................47
Section 10.8.     Schedules......................................................................................48
Section 10.9.     Counterparts...................................................................................48
Section 10.10.    Section Headings...............................................................................48
Section 10.11.    Notices........................................................................................48
Section 10.12.    Governing Law; Submission To Jurisdiction; Selection of Forum..................................49
Section 10.13.    Severability...................................................................................49
Section 10.14.    Attorneys' Fees................................................................................49

EXHIBIT A -- Balance Sheet and Statement of Net Operating Liabilities EXHIBIT B -- List of Capital Leases
EXHIBIT C -- Statement of Assets Held for Resale
EXHIBIT D -- Territory
EXHIBIT E -- Management Employees

                            STOCK PURCHASE AGREEMENT

      STOCK PURCHASE AGREEMENT (the "Agreement"), dated as of February 18, 1998, among ADVANTICA RESTAURANT GROUP, INC., a Delaware corporation formerly known as Flagstar Companies, Inc. ("Advantica"), SPARTAN HOLDINGS, INC., a New York corporation and wholly-owned subsidiary of Advantica (the "Seller"), FLAGSTAR ENTERPRISES, INC., an Alabama corporation formerly known as Spardee's Restaurants, Inc. (the "Company"), and CKE RESTAURANTS, INC., a Delaware corporation (the "Buyer").

                                R E C I T A L S:

      A. The Company operates 557 Hardee's quick-service restaurants (the "Restaurants"), as a licensee of Hardee's Food Systems, Inc., a North Carolina corporation and wholly-owned subsidiary of Buyer ("Hardee's");

      B. Seller owns all of the issued and outstanding shares of capital stock of the Company; and

      C. Seller desires to sell and transfer to Buyer, and Buyer desires to purchase from Seller, all of the issued and outstanding shares of capital stock of the Company, as more specifically provided herein.

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein, and subject to and on the terms and conditions herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      Section 1.1. Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

      "Acquisition Proposal" shall have the meaning set forth in Section 6.11.

      "Advantica" shall have the meaning set forth in the Preamble.

      "Advantica Credit Agreement" shall mean that certain Credit Agreement, dated as of January 7, 1998, by and among Advantica, as guarantor, the Company and other indirect subsidiaries of Advantica, as borrowers, the Lenders named therein, and The Chase Manhattan Bank, as administrative agent, as may be amended from time to time.

      "Affiliate" shall mean, as applied to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person.

      "Agreement" shall mean this Agreement and all Exhibits and Schedules hereto.

      "Antitrust Division" shall mean the Antitrust Division of the United States Department of Justice.

      "Applicable Rate" shall mean the prime rate of The Chase Manhattan Bank on the Closing Date.

      "Asset Adjustment Amount" shall mean, with respect to any asset the sale or other disposition of which by the Company Group requires an adjustment to the Purchase Price pursuant to Section 2.4 hereof, an amount equal to the greater of
(a) the net book value of such asset, as determined in accordance with GAAP, as of the date of sale or disposition, or (b) the proceeds received by the Company Group as a result of such sale or disposition.

      "Assets Held for Resale" shall mean the assets of the Company, with an aggregate net book value of $1,075,539 as of December 31, 1997 as determined in accordance with GAAP, which are reflected as "Assets Held for Resale" in the Balance Sheet and are described in the Statement of Assets Held for Resale.

      "Balance Sheet" shall mean the consolidated balance sheet of the Company as of November 26, 1997, a copy of which is attached hereto as Exhibit A.

      "Bankruptcy Code" shall mean Title 11 of the United States Code.

      "Base Value" shall mean the sum of (a) $45,646,033, representing the aggregate amount of the Retained Liabilities as of the date of the Balance Sheet, plus (b) $25,364,679, representing the aggregate amount of the Net Operating Liabilities as of the date of the Balance Sheet, as reflected in the Statement of Net Operating Liabilities.

      "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banks in the City of New York are authorized or obligated by law or executive order to close.

      "Buyer" shall have the meaning set forth in the Preamble.

      "Capital Leases" shall mean the leases set forth on Exhibit B attached hereto, the capitalized amount of the obligations of which as of the date of the Balance Sheet are $45.6 million.

      "Chosen Courts" shall have the meaning set forth in Section 10.12.

      "Claim Notice" shall have the meaning set forth in Section 9.5.

      "Closing" shall have the meaning set forth in Section 2.2(a).

      "Closing Date" shall have the meaning set forth in Section 2.2(a).

      "Closing Date Balance Sheet" shall mean a balance sheet of the Company as of the Closing Date prepared in accordance with GAAP.

      "Closing Date Value" shall mean the sum of (a) the aggregate amount of the Retained Liabilities as of the Closing Date, plus (b) the aggregate amount of the Net Operating Liabilities as of the Closing Date.

      "Code" shall mean the Internal Revenue Code of 1986, as amended.

      "Company" shall have the meaning set forth in the Preamble.

      "Company Group" shall mean, individually or together, as the context permits or implies, the Company and Spardee's Realty.

      "Company Plans" shall have the meaning set forth in Section 3.15.

      "Competitive Action" shall have the meaning set forth in Section 6.10.

      "Confidentiality Agreement" shall mean that certain Confidentiality and Nondisclosure Agreement, dated as of July 30, 1997, by and among Advantica, the Company and Carl Karcher Enterprises, Inc.

      "Contract" shall mean any agreement, commitment, lease, contract, note, mortgage, indenture or other obligation.

      "CPA Firm" shall have the meaning set forth in Section 2.3(d).

      "DLJ" shall mean Donaldson, Lufkin & Jenrette Securities Corporation.

      "Deductible" shall mean the amount of $4,500,000.

      "Disclosure Schedule" shall mean the disclosure schedule document executed by the parties hereto as of the date hereof.

      "Encumbrance" shall mean any lien, pledge, security interest, claim or other encumbrance.

      "Environmental Law" means any law, regulation, code, license, permit, order, judgment, decree or injunction of the United States or any State or political subdivision thereof (including any court thereof and any Governmental Entity) relating primarily to the protection of the environment (including air, water, soil and natural resources) or the use, storage, handling, release or disposal of any hazardous or toxic substance as in effect on the date hereof.

      "Environmental Losses" shall mean all Losses actually sustained or incurred by the Company Group or Buyer in connection with any remedial, response, removal, corrective, abatement or compliance action, any activity to cleanup, detoxify, decontaminate, contain or otherwise remediate any Hazardous Substance or to prevent, cure or mitigate any release of Hazardous Substance, or any investigation, assessment, sampling and testing or evaluation relating to any Hazardous Substance or any other action (including, without limitation, fines, payments or penalties to any Governmental Entity, contributions, payments or awards or damages to other Persons, and attorneys' and consulting fees) required in any such case in order to comply with any applicable Environmental Law with respect to the Existing Conditions.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

      "ERISA Affiliate" shall have the meaning set forth in Section 3.15.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Excluded Liabilities" shall mean (a) all liabilities and obligations of the Company Group which are listed in or described in Section 6.12(b) of the Disclosure Schedule, and (b) all liabilities and obligations which do not relate to the business or assets of any member of the Company Group, whether or not required by GAAP to be reflected on a balance sheet or disclosed in the footnotes thereto. The Excluded Liabilities include, but are not limited to, all liabilities and obligations of the Company Group, whether for principal, interest, fees, expenses, charges or otherwise, under or incurred pursuant to the Advantica Credit Agreement or the Spardee's Loan Agreement.

      "Existing Concept" shall mean any Person which, as of the date of this Agreement, is an Affiliate of Advantica (other than the Company Group) engaged in the business of owning or operating restaurants, other than restaurants for which the primary menu items offered to customers and promoted by such Person are hamburger products.

      "Existing Conditions" shall mean all environmental contaminations, emissions, discharges, dispositions or other environmental conditions at or from any of the Leased Real Property and Owned Real Property which are identified, referred to or described in Section 3.16 of the Disclosure Schedule.

      "Financial Statements" shall have the meaning set forth in Section 3.5.

      "FTC" shall mean the United States Federal Trade Commission.

      "GAAP" shall mean United States generally accepted accounting principles.

      "Governmental Entity" shall mean any governmental or regulatory authority, agency, commission, body or other governmental entity of the United States of America or any State or political subdivision thereof.

      "Hardee's" shall have the meaning set forth in the Recitals.

      "Hazardous Substance" means any substance listed, defined, designated or classified as hazardous, toxic or radioactive under any applicable Environmental Law, including petroleum and any derivative or by-products thereof.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnified Party" shall have the meaning set forth in Section 9.3(a).

      "Indemnifying Party" shall have the meaning set forth in Section 9.5.

      "Intellectual Property" shall mean trademarks, service marks, brand names, certification marks, trade dress, assumed names, trade names and other indications of origin, the goodwill associated with the foregoing and registrations in the United States of, and applications in the United States to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not in the United States; patents, applications for patents (including, without limitation, divisions, continuations, continuations in-part and renewal applications), and any renewals, extensions or reissues thereof, in the United States; non-public information, trade secrets and confidential information and rights in the United States to limit the use or disclosure thereof by any Person; writings and other works, whether copyrightable or not in the United States; registrations or applications for registration of copyrights in the United States, and any renewals or extensions thereof; any similar intellectual property or proprietary rights; and any claims or causes of action arising out of or related to any infringement or misappropriation of any of the foregoing.

      "IRS" shall mean the Internal Revenue Service.

      "Knowledge" shall mean, with respect to any Person, the actual knowledge of such Person's executive officers.

      "Law" shall mean any law, rule, regulation, judgment, injunction, order, decree or other restriction of any court or Governmental Entity.

      "Leased Real Property" shall have the meaning set forth in Section
3.7(a).

      "License Agreements" shall mean the License Agreements between Hardee's, as licensor, and the Company, as licensee, pursuant to which the Company operates a Restaurant.

      "Loan Documents" shall have the meaning set forth in the Advantica Credit Agreement.

      "Losses" shall have the meaning set forth in Section 9.2(a).

      "MADSP" shall have the meaning set forth in Section 5.1(b).

      "MBM" shall mean Meadowbrook Meat Company, Inc., a North Carolina corporation.

      "MBM Agreement" shall mean that certain Distribution Agreement dated September 8, 1995, by and between MBM and the Company.

      "Management Employees" shall mean those employees of the Company identified on Exhibit E attached hereto.

      "Material Adverse Effect" shall mean a material adverse effect on the business, financial condition, assets, or results of operations of the Company Group, taken as a whole.

      "Net Operating Liabilities" shall mean, as of any date of determination, the excess of Operating Liabilities over the Operating Assets, which shall be determined in accordance with GAAP, consistently applied and determined on a basis consistent with the determination of Base Value.

      "Notice Period" shall have the meaning set forth in Section 9.5.

      "Offering Memorandum" shall mean any offering circular or memorandum which Buyer may prepare in connection with its obtaining financing for the transactions contemplated by this Agreement.

      "Owned Real Property" shall have the meaning set forth in Section
3.7(a).

      "Operating Assets" shall mean, as of any date of determination, the aggregate of the net book values of the items listed under the captions "Current Assets" and "Non-current Assets" set forth in the "CKE Assumed Net Operating Liabilities" column on the Statement of Net Operating Liabilities (which amounts shall be based upon and determined on a basis consistent with the same items set forth on the Statement of Net Operating Liabilities).

      "Operating Employees" shall mean all employees of the Company other than Management Employees. Operating Employees shall include both active employees and also employees who on the Closing Date are on approved leave or sick leave under the Company's general policies.

      "Operating Liabilities" shall mean, as of any date of determination, the aggregate of the net book values of the items listed under the captions "Current Liabilities" and "Non-current Liabilities" set forth in the "CKE Assumed Net Operating Liabilities" column on the Statement of Net Operating Liabilities (which amounts shall be based upon and determined on a basis consistent with the same items set forth on the Statement of Net Operating Liabilities).

      "Pending Arbitration" shall mean the arbitration proceedings initiated by the Company against Hardee's as Case No. 31 Y 114 00043 97 before the American Arbitration Association pursuant to a Demand for Arbitration dated March 19, 1997.

      "Permitted Encumbrances" shall mean (i) any Encumbrances related to liabilities reflected in the Financial Statements; (ii) any Encumbrances incurred or created since December 31, 1996 in the ordinary course of business and which, alone or in the aggregate, would not be reasonably likely to have a Material Adverse Effect; (iii) any Encumbrances for taxes, assessments and other governmental charges not yet due and payable or due but not delinquent or being contested in good faith by appropriate proceedings; (iv) any mechanic's, workmen's, repairmen's, warehousemen's, carrier's or other like liens and encumbrances imposed by operation of law arising in the ordinary course of business with respect to obligations not yet overdue for a period exceeding 45 days or being contested in good faith by appropriate proceedings; (v) restrictions, easements, covenants, reservations, rights of way or other similar matters of title to the Leased Real Property and Owned Real Property (a) of record which are described in, or which are revealed by surveys which are included in, the Title Documents, or (b) which do not materially affect the title to, or the use of, such Leased Real Property and Owned Real Property; (vi) zoning ordinances, restrictions, prohibitions and other requirements imposed by any Governmental Entity; (vii) rights of others in party walls, if any, relative to the Owned Real Property or Leased Real Property; and (viii) deposits of cash or securities with third parties to secure the performance of obligations other than Excluded Liabilities.

      "Person" means any individual, corporation, partnership, firm, joint venture, limited liability company, association, joint-stock company, trust, unincorporated organization or Governmental Entity.

      "Phase I Reports" means Phase I Environmental Site Assessments which shall conform to the standards established by the American Society for Testing and Materials Standard E 1527-93 for Phase I Environmental Site Assessments.

      "Plan of Reorganization" shall mean that certain Flagstar Companies, Inc. and Flagstar Corporation's Amended Joint Plan of Reorganization, dated as of July 11, 1997 (amended November 7, 1997), as confirmed by the United States Bankruptcy Court for the District of South Carolina by order entered on November 12, 1997.

      "Post-Closing Adjustment" shall have the meaning set forth in Section 2.3(e).

      "Post-Closing Period" shall have the meaning set forth in Section
5.1(e).

      "Pre-Closing Period" shall have the meaning set forth in Section 5.1(e).

      "Pre-Closing Periods" shall mean all taxable years or periods ending on or prior to the Closing Date and any portion of a period covered by a Straddle Tax Return that ends on the Closing Date.

      "Purchase Price" shall have the meaning set forth in Section 2.1(b).

      "Related Agreements" shall mean the Termination Agreement, the Transitional Services Agreement and the trademark license agreement described in
Section 6.4(b).

      "Related Transactions" shall mean the transactions described in Section
6.4.

      "Resolution Period" shall have the meaning set forth in Section 2.3(c).

      "Restaurants" shall have the meaning set forth in the Recitals.

      "Restricted Period" shall have the meaning set forth in Section 6.10.

      "Retained Group" shall mean collectively the Seller Parties and each Affiliate of any of the Seller Parties other than and expressly excluding members of the Company Group.

      "Retained Liabilities" shall mean all payment obligations of the Company Group under the Capital Leases, which as of any date of determination shall be the capitalized amount thereof determined in accordance with GAAP consistently applied and determined on a basis consistent with the determination of Base Value.

      "SFI" shall mean Simeus Foods International, Inc., formerly known as Portiontrol Foods, Inc.

      "SFI Agreement" shall mean that certain Purchasing Agreement dated September 27, 1996, by and between the Company and SFI.

      "Section 338(h)(10) Elections" shall have the meaning set forth in
Section 5.1(a).

      "Schroder" shall mean Schroder & Co., Inc.

      "Secured Restaurants Trust" shall mean Secured Restaurants Trust, a Delaware statutory business trust established by the Seller on August 16, 1990.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Securities Filings" shall mean any public offering by Buyer under or pursuant to the Securities Act or the Exchange Act.

      "Security Documents" shall have the meaning set forth in the Spartan Indenture and shall be deemed to include all Contracts to which the Company Group is a party which evidence or secure the obligations under the Spartan Indenture or the Spardee's Loan Agreement.

      "Seller" shall have the meaning set forth in the Preamble.

      "Seller Parties" shall mean Seller and Advantica.

      "Seller's Group" shall mean any "affiliated group" (as defined in Section 1504(a) of the Code without regard to the limitations contained in Section 1504(b) of the Code) that includes Seller and the Company.

      "Shares" shall have the meaning set forth in Section 2.1(a).

      "Spardee's Loan Agreement" shall mean the Loan Agreement, dated as of November 1, 1990, between Secured Restaurants Trust and Spardee's Realty.

      "Spardee's Realty" shall mean Spardee's Realty, Inc., an Alabama corporation and a direct, wholly-owned Subsidiary of the Company.

      "Spartan Indenture" shall mean the Indenture, dated as of November 1, 1990, between Secured Restaurants Trust, as issuer, and the Bank of New York Trust Company of Florida, as successor Trustee.

      "Statement of Assets Held for Resale" shall mean the Statement of Assets Held for Resale attached hereto as Exhibit C.

      "Statement of Net Operating Liabilities" shall mean the portion of the Balance Sheet under the caption "CKE Assumed Net Operating Liabilities" and descriptions of the line items set forth in such Balance Sheet which are associated with the data under such caption.

      "Straddle Tax Return" shall have the meaning set forth in Section
5.1(e).

      "Subsidiary" shall mean, with respect to any Person, each other Person (other than a natural person) of which the Person owns, beneficially and of record, securities representing 50% or more of the aggregate voting power.

      "Tax Audit" means any audit, assessment of taxes, reassessment of taxes, or other examination by any taxing authority or any judicial or administrative proceedings or appeal of such proceedings in respect of any Taxes or Tax Returns.

      "Tax Returns" means all returns, declarations, reports, statements and other documents required under a Tax Law either (a) to be filed with a Governmental Entity in respect of Taxes or (b) to be provided to a Person other than a Governmental Entity.

      "Tax Law" means a statute, regulation or administrative rule enacted or promulgated for the determination, imposition, assessment or collection of any Taxes.

      "Taxes" means federal, state, local or foreign income, gross receipts, windfall or excess profits, severance, property, production, sales, use, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

      "Termination Agreement" shall mean a Termination Agreement and Mutual General Release, in form and substance reasonably acceptable to the Seller Parties and Buyer, pursuant to which (a) the Pending Arbitration shall be terminated and the Seller Parties and their respective Affiliates and the Buyer and the Company and their respective Affiliates shall grant mutual general releases with respect to the Pending Arbitration and no payments shall be due from either party with respect thereto, and (b) the License Agreements shall be terminated and Seller Parties and their respective subsidiaries and Affiliates and the Buyer and the Company and their respective subsidiaries and Affiliates shall grant mutual general releases with respect to all obligations and liabilities, if any, under the License Agreements.

      "Territory" shall mean any or all of the designated market areas listed in Exhibit D attached hereto.

      "Third Party Claim Notice" shall have the meaning set forth in Section
9.5.

      "Threshold Amount" shall mean the amount of $25,000.

      "Title Documents" shall mean all title insurance policies, surveys and other documents which relate to or describe the existence of Encumbrances on the Owned Real Property, and all files and records relating to the Owned Real Property, in the possession or control of the Seller Parties or the Company Group.

      "Transitional Services Agreement" shall mean a transitional services agreement consistent with the terms and provisions described in Section 6.5(c) and Section 6.6, in form and substance reasonably acceptable to the Seller Parties and Buyer.

      "Unresolved Changes" shall have the meaning set forth in Section 2.3(d).

      Section 1.2. Other Terms. Other terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning indicated throughout this Agreement.

      Section 1.3. Other Definitional Provisions.

            (a) The words "hereof", "herein", and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

            (b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

            (c) The terms "dollars" and "$" shall mean United States Dollars.

                                   ARTICLE II

                           PURCHASE AND SALE OF SHARES

      Section 2.1. Purchase and Sale of Shares.

            (a) Upon the terms and subject to the conditions set forth in this Agreement, Buyer agrees to purchase from Seller, and Seller agrees to sell, assign, transfer, convey and deliver to Buyer, on the Closing Date, all of the issued and outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of the Company.

            (b) In consideration for the sale of the Shares, Buyer shall pay to Seller on the Closing Date an aggregate purchase price of $380,799,679 (the "Purchase Price"). The Purchase Price shall be payable in cash, by wire transfer to such account or accounts as Seller shall have designated to Buyer at least two Business Days prior to the Closing Date, and shall be subject to adjustment as provided herein.

      Section 2.2. Closing; Delivery and Payment.

            (a) The delivery of the Shares and payment therefor (the "Closing") shall take place at the offices of Parker, Poe, Adams & Bernstein L.L.P., 201 South College Street, 2500 Charlotte Plaza, Charlotte, North Carolina 28244 at 10:00 a.m. local time, on April 1, 1998 or at such other date, time and place upon which the parties hereto shall mutually agree. The date on which the Closing occurs is called the "Closing Date".

            (b) At the Closing:

                  (i) Seller shall deliver to Buyer (A) certificates representing the Shares, duly endorsed and in form for transfer to Buyer, (B) the stock books, stock ledgers, minute books and corporate seals of the Company Group; and (C) the following documents:

                        (1)   bills of sale, assignments and other
instruments relating to and evidencing the Related Transactions, each in form and substance reasonably satisfactory to Buyer, duly executed by the Seller Parties or other members of the Retained Group, as the case may be;

                        (2) the Related Agreements, duly executed by the Seller Parties or other members of the Retained Group, as the case may be;

                        (3) assumption agreements and other instruments relating to the assumption of the Excluded Liabilities pursuant to Section 6.12(b), each in form and substance reasonably satisfactory to Buyer;

                        (4) good standing certificates with respect to the Seller Parties and the Company Group, dated within 15 days of the Closing Date, of the Secretaries of State of the States in which each of the Seller Parties is organized and of the States in which each member of the Company Group is organized or qualified to transact business; and

                        (5) the certificates, resignations, consents, approvals, waivers, forms, evidence, opinions and other documents described in paragraphs (a), (b), (e), (f), (g) and (h) of Section 7.1; and

                  (ii) Buyer shall deliver to Seller Parties (A) payment of the Purchase Price as provided in Section 2.1(b), and (B) the following documents:

                        (1) the Related Agreements, duly executed on behalf of Buyer or the Company Group, as the case may be;

                        (2) good standing certificate with respect to the Buyer, dated within 15 days of the Closing Date, of the Secretary of State of the State of Delaware; and

                        (3) the certificates, consents, approvals, waivers and opinions described in paragraphs (a), (d) and (e) of Section 7.2.

            (c) On the Closing Date, all intercompany accounts between any member of the Company Group, on the one hand, and any member of the Retained Group, on the other hand, shall be canceled, and the respective amounts shall be recorded as contributions to capital.

      Section 2.3. Post-Closing Adjustment.

            (a) As soon as practicable, but in no event later than 90 days following the Closing Date, the Seller Parties shall prepare and deliver to the Company a statement of Closing Date Value, which statement shall be audited and certified by Deloitte & Touche LLP. Such statement shall exclude any adjustments related to fresh-start accounting relating to Advantica's bankruptcy. The costs and expenses of such audit shall be borne equally between the Company and the Seller Parties. The statement of Closing Date Value shall be set forth in reasonable detail to permit the calculations required by this Section 2.3.

            (b) During the preparation of the statement of Closing Date Value as provided in Section 2.3(a) and the period of any review or dispute as provided in this Section 2.3, each of the Seller Parties, the Company and Buyer shall cooperate fully with each other and provide the other parties and their respective authorized representatives with full access to the books and records of the Company Group used in the preparation of such statement, including the provision on a timely basis of all necessary or useful information.

            (c) After receipt of the statement of Closing Date Value from Seller Parties, Buyer shall have 30 days to review the statement of Closing Date Value, together with the workpapers used in the preparation thereof. Unless Buyer delivers written notice to the Seller Parties on or prior to the 30th day after Buyer's receipt from the Seller Parties of the statement of Closing Date Value stating that Buyer has objections to the statement of Closing Date Value and describing any such objections in reasonable detail, Buyer shall be deemed to have accepted and agreed to the statement of Closing Date Value. If on or prior to the 30th day after Buyer's receipt from the Seller Parties of the statement of Closing Date Value, Buyer notifies the Seller Parties of its objections to the statement of Closing Date Value, Buyer and Seller Parties shall, within 20 days (or such longer period as the parties may agree) following such notice (the "Resolution Period"), attempt to resolve their differences, and any resolution by them as to any disputed amounts shall be final, binding and conclusive.

            (d) Any amounts remaining in dispute at the conclusion of the Resolution Period ("Unresolved Changes") shall be submitted to a nationally recognized firm of independent accountants independent of, and reasonably satisfactory to, Seller Parties, Buyer and their respective Affiliates (such firm being referred to as the "CPA Firm"), within 10 days after the expiration of the Resolution Period. The parties acknowledge that Ernst & Young is a mutually acceptable firm to be designated as the CPA Firm, subject to verification of its independence. Each party agrees to execute, if requested by the CPA Firm, an engagement letter containing reasonable terms. All fees and expenses relating to the work, if any, to be performed by the CPA Firm shall be borne pro rata by Seller Parties and Buyer in proportion to the allocation of the dollar amount of the Unresolved Changes between Buyer and Seller Parties made by the CPA Firm, such that the prevailing party shall pay the lesser proportion of the fees and expenses. The CPA Firm shall act as an arbitrator to determine, based on the provisions of this Section 2.3, only the Unresolved Changes and the determination of each amount in the Unresolved Changes shall made in accordance with GAAP and in any event shall be no less than the lesser of the amount claimed by either Buyer or Seller Parties and shall be no greater than the greater amount claimed by either Buyer or Seller Parties. The CPA Firm's determination of the Unresolved Changes shall be made within 30 days of the submission of the Unresolved Changes thereto, shall be set forth in a written statement delivered to Seller Parties and Buyer and shall be final, binding and conclusive on the parties for all purposes. Notwithstanding any provision herein to the contrary, no Unresolved Change shall result in an adjustment to the Purchase Price or the Closing Date Value unless (i) in the case of an asset (or contra-liability) line item (as such line items are set forth on Exhibit A attached hereto), the amount determined by the CPA Firm is lower than 50% of the corresponding amount reflected in the statement of Closing Date Value prepared by Seller Parties which is the subject of such Unresolved Change, in which event the amount of the adjustment shall be the difference between the amount of such asset (or contra-liability) line item determined by the CPA Firm and the amount reflected in the statement of Closing Date Value prepared by Seller Parties, and (ii) in the case of a liability (or contra-asset) line item (as such line items are set forth on Exhibit A attached hereto), the amount determined by the CPA Firm is more than 150% of the corresponding amount reflected in the statement of Closing Date Value prepared by Seller Parties which is the subject of such Unresolved Change, in which event the amount of the adjustment shall be the difference between the amount of such liability (or contra-asset) line item determined by the CPA Firm and the amount reflected in the statement of Closing Date Value prepare by Seller Parties.

            (e) In the event that Buyer and Seller Parties agree to the statement of Closing Date Value, then within five (5) Business Days following such agreement (i) Seller Parties shall pay to Buyer the amount, if any, by which the Closing Date Value exceeds the Base Value, or (ii) Buyer shall pay to Seller Parties the amount, if any, by which the Base Value exceeds the Closing Date Value (each, a "Post-Closing Adjustment"). In the event that there are Unresolved Changes at the end of the Resolution Period, then (1) if Buyer and Seller Parties agree that a Post-Closing Adjustment is owed to one Party regardless of the ultimate resolution of any Unresolved Changes, then the minimum amount which Buyer and Seller Parties agree is owed to such party shall be paid within five (5) Business Days after the end of the Resolution Period and any additional amounts owing to such party with respect to the Unresolved Changes shall be paid within five (5) Business Days after resolution thereof by the CPA Firm, or (2) in all other cases, any and all payments shall be made within five (5) Business Days after resolution of the Unresolved Changes by the CPA Firm.

            (f) Any payments made pursuant to this Section 2.3 shall be accompanied by interest at the Applicable Rate from the Closing Date up to and including the date of payment.

            (g) Any payments made in respect of the Post-Closing Adjustment or Unresolved Changes shall be deemed to be adjustments to the Purchase Price for all Tax purposes.

      Section 2.4. Certain Asset Dispositions. Seller Parties shall have the right to cause the Company to sell or otherwise dispose of all (but not less than all) of the Assets Held for Resale prior to the Closing, in which case the Purchase Price shall be reduced by an amount equal to the Asset Adjustment Amount.


                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF SELLER PARTIES

      The Seller Parties jointly and severally represent and warrant to Buyer as of the date hereof (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

      Section 3.1. Organization and Authority of Seller Parties; No Conflicts.

            (a) Organization and Authority. Each of the Seller Parties is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is now being conducted, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by each of the Seller Parties and is a legal, valid and binding obligation of each of the Seller Parties, enforceable against the Seller Parties, as applicable, in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. All conditions to the Effective Date (as defined in the Plan of Reorganization) have been satisfied or waived and the Plan of Reorganization has been confirmed and is effective in accordance with the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure.

            (b) No Conflicts. Except as set forth in Section 3.1 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Seller Parties do not, and the consummation by the Seller Parties of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Seller or Advantica, (ii) a breach of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Seller or Advantica (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Seller or Advantica, or (iii) to the Knowledge of the Seller Parties and the Company, a violation of any applicable Law or any governmental or non-governmental permit or license to which Seller or Advantica is subject, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or impair the ability of the Seller Parties to consummate the transactions contemplated by this Agreement.

      Section 3.2. Organization, Authority and Qualification of the Company; No Conflicts.

            (a) Organization and Authority. The Company (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama, (ii) has all requisite corporate power and authority to carry on its business as it is now being conducted, and (iii) has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by the Company and is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

            (b) No Conflicts and Qualification. Except as set forth in Section
3.2 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by the Company do not, and the consummation by the Company of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of the Company, (ii) a breach of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of the Company Group (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon the Company Group, or any change in the rights or obligations of any party thereunder, or (iii) to the Knowledge of the Seller Parties and the Company, a violation of any applicable Law or governmental or non-governmental permit or license to which the Company Group is subject, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or impair the ability of the Company to consummate the transactions contemplated by this Agreement. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, other than in jurisdictions where the failure to be qualified or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect.

      Section 3.3. Capitalization of the Company. The authorized capital stock of the Company consists of 20,000 shares of Common Stock, par value $.01 per share, of which 20,000 Shares are issued and outstanding. The Shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Seller free and clear of any Encumbrances, other than pursuant to this Agreement and Encumbrances that will be fully released at or prior to the Closing. There are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, agreements, arrangements or commitments to issue or sell any shares of capital stock or other securities of the Company Group or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company Group, and no securities or obligations evidencing such rights are authorized, issued or outstanding. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter.

      Section 3.4. Subsidiaries of the Company. All shares of capital stock of Spardee's Realty are owned by the Company free and clear of all Encumbrances other than pursuant to this Agreement and Encumbrances that will be fully released at or prior to the Closing, and all such capital stock is duly authorized, validly issued, fully paid and nonassessable. Spardee's Realty is
(i) a corporation duly
organized, validly existing and in good standing under the laws of the State of Alabama, (ii) has all requisite power and authority to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its assets makes such qualification or licensing necessary, other than in jurisdictions where the failure to be qualified or licensed, individually or in the aggregate, is not reasonably likely to have a Material Adverse Effect. The Company does not own, directly or indirectly, an equity or other ownership interest in any Person other than Spardee's Realty.

      Section 3.5. Financial Statements; Certain Financial Information. Attached hereto as Section 3.5 of the Disclosure Schedule are copies of the audited balance sheets of the Company and its consolidated Subsidiaries as of December 31, 1995 and 1996 and the audited statements of operations, stockholder's equity and cash flows of the Company and its consolidated Subsidiaries for each of the fiscal years ended December 31, 1994, 1995 and 1996, together with the unaudited balance sheets and statement of operations, stockholder's equity and cash flows of the Company and its consolidated Subsidiaries as of and for the eleven month period ended November 26, 1997 (collectively, with the notes thereto, the "Financial Statements"). Except as set forth in Section 3.5 of the Disclosure Schedule, the Financial Statements have been prepared in accordance with GAAP (except as may be noted therein), and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of December 31, 1995, December 31, 1996 and November 26, 1997, respectively, and the results of operations of the Company and its consolidated Subsidiaries for each of the periods then ended. Except as set forth in Section 3.5 of the Disclosure Schedule, except as disclosed in the Financial Statements and except for liabilities incurred in the ordinary course of business by the Company Group after December 31, 1996, the Company Group has not incurred any liability (contingent or otherwise) that would be required by GAAP to be reflected on a balance sheet of the Company or described in the notes thereto. The Statement of Net Operating Liabilities was prepared in accordance with GAAP consistently applied and presents fairly the amounts of the Company's Operating Liabilities and Operating Assets as of the date of the Balance Sheet. The Operating Liabilities set forth in the Statement of Net Operating Liabilities were, and the Operating Liabilities to be set forth in the statement of Closing Date Value will have been, incurred in the ordinary course of business and represent the amounts payable in respect thereof as of the respective dates presented.

      Section 3.6. Absence of Certain Changes or Events. Except as set forth in
Section 3.6 of the Disclosure Schedule, since November 26, 1997 the Company Group has conducted its businesses only in, and has not engaged in any transaction other than according to, the ordinary course of such businesses and there has not been: (i) any change in the financial condition, properties, assets, business or results of operations of the Company Group, except those changes that, individually or in the aggregate, have not had and are not reasonably likely to have a Material Adverse Effect; (ii) any material damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by the Company Group, whether or not covered by insurance; (iii) any declaration, setting aside or payment of any dividend or other distribution in respect of the capital stock of the Company;
(iv) any material change by the Company in accounting principles, practices or methods or change in depreciation or amortization policies or rates theretofore adopted, in each case for financial reporting purposes, unless otherwise required by GAAP; (v) any labor dispute other than routine matters which have not had and are not reasonably likely to have a Material Adverse Effect; (vi) except for increases or amendments in the ordinary course of business consistent with past practice or as required by law, any material increase in the compensation payable or to become payable by the

Company Group to any of their directors, officers or employees or any increase in the benefits under, or adoption or amendment of, any bonus, insurance, pension or other employee benefit plan, payment or arrangement, for or with any such directors, officers or employees; (vii) any amendment or termination of any material Contract to which the Company Group is a party; (viii) any amendment of the certificate of incorporation or by-laws of the Company Group; (ix) any mortgage, pledge or other encumbering of any material property of any of the Company Group (except for the incurrence of Permitted Encumbrances); (x) any material indebtedness or liability incurred by the Company Group (except liabilities incurred in the ordinary course of business), or any cancellation or compromise by the Company Group of any material debt or claim owed to or held by it; (xi) any sale, transfer, lease, abandonment or other disposal of any properties or assets of the Company Group (real, personal or mixed, tangible or intangible), other than sales of Operating Assets in the ordinary course of business; (xii) any transfer, disposal or grant of any material rights under any patent, trademark, trade name, copyright, service mark, invention or license owned by the Company Group, or any disclosure to any Person of any material trade secret, formula, process or know-how owned by the Company Group not theretofore a matter of public knowledge; in each case except in the ordinary course of business; (xiii) any single capital expenditure made, or any commitment to make any capital expenditure, by the Company Group in excess of $100,000 for any tangible or intangible capital assets, additions or improvements; (xiv) any entry by the Company Group into any binding agreement, whether in writing or otherwise, to take any action described in this Section 3.6; or (xv) any transactions between any member of the Retained Group and any member of the Company Group, other than in the ordinary course of business consistent with past practices.

      Section 3.7. Title to Properties; Absence of Liens and Encumbrances, Etc.

            (a) Section 3.7(a)(i) of the Disclosure Schedule lists all leases and subleases of real property entered into by the Company Group at the locations described thereon (the "Leased Real Property") as tenant thereunder.
Section 3.7(a)(ii) of the Disclosure Schedule hereto lists all real property owned by the Company Group (the "Owned Real Property"). Except as set forth in
Section 3.7(a)(iii) of the Disclosure Schedule, the Company Group has good and marketable title to all of the Owned Real Property, free and clear of any Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 3.7(a)(iv) of the Disclosure Schedule, the Company Group has a valid leasehold interest in all of the Leased Real Property free and clear of any Encumbrances, except for Permitted Encumbrances. Except as set forth in Section 3.7(a)(v) of the Disclosure Schedule, no member of the Retained Group owns or controls any interest in any assets or properties used in the operations of the businesses of the Company Group or the operations of the Restaurants.

            (b) The Company Group operates 557 Hardee's Restaurants at the locations listed in Section 3.7(b) of the Disclosure Schedule, and Section 3.7(b) of the Disclosure Schedule describes the nature of the Company Group's interest in the applicable real property for each such Restaurant.

            (c) Neither the Company nor Spardee's Realty is in default under any leases under which the Company Group is the lessee of real or personal property, except defaults (other than payment defaults) which, alone or in the aggregate, would not have a Material Adverse Effect.

            (d) Seller Parties have provided or made available to Buyer true and correct copies of all Title Documents.

      Section 3.8. Litigation. Except as set forth in Section 3.8 of the Disclosure Schedule, there are no claims, actions, suits, arbitrations, proceedings or investigations pending or, to the Knowledge of the Seller Parties and the Company, threatened against the Company Group at law, in equity or otherwise, in, before, or by, any court or Governmental Entity or authority. None of the Company Group or their respective assets or properties is subject to any order, writ, judgment, injunction, decree or award that would have a Material Adverse Effect.

      Section 3.9. Compliance with Law. Except as set forth in Section 3.9 of the Disclosure Schedule, (i) the Company Group is not in violation of any applicable Law, except for any violations which, alone or in the aggregate, do not and would not have a Material Adverse Effect, and (ii) the Company Group has all governmental permits and licenses required for the operation of its businesses, except for any permits and licenses the absence of which, alone or in the aggregate does not and would not have a Material Adverse Effect, and has not received written notice of any material violation of the terms under which it holds any such permit or license or of any enforcement action that would result in the suspension or termination of any such permit or license.

      Section 3.10. Contracts.

            (a) Except for the Contracts listed in Section 3.10 of the Disclosure Schedule, as of the date hereof, none of the Company Group is a party to:

                  (i) any Contract relating to indebtedness of, or to the borrowing or lending of, $100,000 or more by the Company Group or the guarantee by the Company Group of the obligations or indebtedness of any other Person;

                  (ii) any Contract the performance of which is expected to involve consideration in excess of $50,000 per annum or total future payments in excess of $100,000, other than those terminable without payment or penalty upon no more than 30 days' notice;

                  (iii) any Contract which materially restricts or contains
            material limitations on the ability of the Company Group to freely conduct business in the United States;

                  (iv) any employment agreement or collective bargaining agreement;

                  (v) any Contract between or among any member of the Company Group, on the one hand, and any member of the Retained Group, on the other hand, including, without limitation, any Contract relating to or providing for the use of property or equipment, the provision of services or resources or the allocation of expenses;

                  (vi) any Contract for the sale of any assets of the Company Group or the grant of any rights to purchase any of the assets of the Company Group, other than Contracts for sales or other dispositions of assets in the ordinary course of business or which are permitted by Section 6.3(e) or for Related Transactions;

                  (vii) any Contract that is otherwise material to the Company
            Group and is terminable by the other party thereto upon the occurrence of the transactions contemplated by this Agreement and, if terminated, would have a Material Adverse Effect; or

                  (viii) any Contract providing for or relating to the supply or distribution of food products and other products to the Company.

            (b) Seller has made available to Buyer a correct and complete copy of each Contract listed in Section 3.10 of the Disclosure Schedule, together with any and all amendments or modifications thereto. Subject to such exceptions (other than exceptions for payment defaults) that, individually or in the aggregate, would not have a Material Adverse Effect, (i) each such Contract is valid, binding, enforceable, and in full force and effect, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles, (ii) none of the Company Group nor, to the Knowledge of the Seller Parties and the Company, any third party, is in breach or default in any respect under any such Contract, and (iii) no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification, or acceleration, under such Contract by the Company Group.

      Section 3.11. Consents and Approvals. Other than the filings and/or notices (i) set forth in Section 3.11 of the Disclosure Schedule or (ii) under the HSR Act, no notices, reports or other filings are required to be made by Seller, Advantica or the Company Group with, nor are any consents, registrations or approvals required to be obtained by Seller, Advantica or the Company Group from, any Person, in connection with the execution and delivery of this Agreement by the Seller Parties and the Company and the consummation by the Seller Parties and the Company of the transactions contemplated hereby.

      Section 3.12. Tax Matters.

            (a) Except as set forth in Section 3.12 to the Disclosure Schedule, insofar as is relevant to the Company Group, the Seller Parties have (i) filed all federal income Tax Returns and all other material Tax Returns required to be filed in respect of any Taxes and each such Tax Return is true, complete and accurate in all material respects, and (ii) paid all Taxes due and payable in respect of periods for which such Tax Returns were due.

            (b) Except as set forth in Section 3.12 of the Disclosure Schedule insofar as is related to the Company Group, (i) no written notice of any material proposed deficiency, claim, assessment or levy with respect to Taxes has been received by the Seller Parties or the Company Group, (ii) to the Knowledge of the Seller Parties and the Company, there is no claim or assessment threatened against the Company Group, (iii) none of the Seller Parties or the Company Group has been since 1992 or is currently the subject of a Tax Audit or any examination of any Tax Return and none of them has received a written notice that it is being or will be audited by a relevant taxing authority, (iv) all deficiencies asserted or assessments made as a result of any Tax Audit have been paid in full, (v) no issues that have been raised by the relevant taxing authority in connection with any Tax Audit are currently pending, and (vi) none of the Seller Parties or the Company Group has agreed to any extensions of time or waivers of any applicable statute of limitations periods.

            (c) The Company Group has duly withheld from each payment from which such withholding is required by Law (including, without limitation, income, social security and employment tax withholding) all material Taxes so required to be withheld and has paid the same, to the extent due, together with the employer's share of the same, if any, to the proper taxing authority.

            (d) Since January 1, 1990, the Company Group has been a member of an "affiliated group" as that term is described under Section 1504 of the Code, filing a consolidated federal income Tax Return, the common parent of which is Advantica and has not been a member of any other affiliated group.

            (e) There is no ruling issued to the Company Group (or closing agreement or gain recognition agreement to which the Company Group is a party) nor are any contemplated concerning Taxes from or with any Governmental Entity which will have an effect on the Company Group after the Closing Date.

            (f) The Company Group has not made any payments, and is not a party to any agreement that obligates it to make any payments, that would not be deductible, in whole or in part, under Sections 280G or 162(m) of the Code.

            (g) Seller is not a foreign person subject to withholding under
Section 1445 of the Code.

      Section 3.13. Intellectual Property.

            (a) Section 3.13(a) of the Disclosure Schedule sets forth a list and brief description (including, where applicable, the country of registration) of
(i) all patents, patent applications, registered trademarks, trademark applications, registered copyrights, copyright applications, trade names, service marks and other intellectual property rights that are owned, or licensed for use, by the Company Group and (ii) all agreements under which the Company Group is licensed or otherwise permitted to use Intellectual Property. Except as set forth in Section 3.13(a) of the Disclosure Schedule, at the Closing Date the Company Group will have valid and subsisting rights to all Intellectual Property used in the operation of the Restaurants.

            (b) Except as set forth in Section 3.13(b) of the Disclosure Schedule, with respect to Intellectual Property of the Company Group, (i) no product (or component thereof or process) used, sold or manufactured by the Company Group infringes on or otherwise violates the Intellectual Property of any other Person or any confidentiality obligation enforceable against the Company Group, (ii) there are no restrictions that would materially impair the use of the Company's Intellectual Property in connection with the business of the Company Group and (iii) to the Knowledge of the Company and the Seller Parties, no Person is challenging the ownership or rights to use, or infringing or otherwise violating, the Intellectual Property of the Company Group.

      Section 3.14. Labor Matters. No member of the Company Group is a party to any collective bargaining agreement respecting its employees, nor is there pending, or to the Knowledge of the Company and the Seller Parties threatened, any strike, walkout or other work stoppage, or any union organizing effort by or respecting the employees of the Company Group.

      Section 3.15. Employee Benefits.

            (a) Section 3.15 of the Disclosure Schedule contains a list of each material employee benefit, stock purchase, stock option, severance, change-in-control, fringe benefit, bonus, incentive and deferred compensation plan, agreement, program, policy or other arrangement for current or former employees of the Company Group which is maintained, sponsored or contributed to by the Seller Parties or the Company Group. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the "Company Plans." The Company has furnished to Buyer all employment agreements covering Operating Employees maintained by the Company Group.

            (b) There is no "multiemployer plan", within the meaning of Section 3(37) of ERISA, covering employees of the Company Group.

            (c) With respect to each Company Plan, the Company has delivered or made available to Buyer a complete copy (or, to the extent no such copy exists, a summary description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter; (iii) any summary plan description; and for the most recent plan year;
(iv) the Form 5500 and attached schedules; (v) audited financial statements; and
(vi) actuarial valuation reports.

            (d) All Company Plans are in compliance in all material respects with the Code and ERISA. The Company has received a favorable determination letter from the IRS with respect to the qualified status of each Company Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code and the Company is not aware of any circumstances which would adversely affect such determination letter. There is no pending, threatened or anticipated action, suit or claim relating to the Company Plans. No member of the Company Group has engaged in any transactions with respect to any Company Plan that, assuming the "taxable period" (as defined in Section 4975(f) of the Code) with respect to such transaction expired as of the date hereof, could subject the Company Group to a material tax or penalty imposed by Section 4975 of the Code.

            (e) As of the date hereof, no liability under Title IV of ERISA has been or is expected to be incurred by the Company Group with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or the single-employer plan of any entity which is considered one employer with the Company under Section 4001 of ERISA or Section 414 of the Code (an "ERISA Affiliate"), other than the payment of premiums to the Pension Benefit Guaranty Corporation contributed to by the Company Group or any ERISA Affiliate. No member of the Company Group has contributed, or been obligated to contribute, to a "multiemployer plan" (within the meaning of Section 3(37) of ERISA) at any time during the six-year period prior to the date hereof.

            (f) All contributions required to be made by the Company Group under the terms of any Company Plan have been timely made or have been reflected in the Financial Statements. Neither any Pension Plan nor any single employer plan of an ERISA Affiliate has an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) whether or not waived. No member of the Company Group has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Code.

            (g) Except as set forth in Section 3.15 of the Disclosure Schedule, no member of the Company Group has any obligations for retiree health and life benefits under any Company Plan.

            (h) Except as set forth in Section 3.15 of the Disclosure Schedule, no member of the Company Group is a party to any litigation relating to or seeking benefits under any of the Company Plans.

            (i) To the Knowledge of the Company, none of the Company Plans holds as an asset any interest in any annuity contract, guaranteed investment contract or any other investment or insurance contract issued by an insurance company that is the subject of bankruptcy, conservatorship or rehabilitation proceedings.

            (j) Except as set forth in Section 3.15 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not (i) entitle any of the Operating Employees of the Company Group to severance pay or
(ii) accelerate or provide any other rights or credits under, or increase the amount payable or trigger any other obligation pursuant to, any of the Company Plans.

      Section 3.16. Environmental Matters. Except as disclosed in Section 3.16 of the Disclosure Schedule, the Company Group: (i) is in compliance with applicable Environmental Laws, except where any failure to comply, individually or in the aggregate, would not have a Material Adverse Effect; (ii) has not received any written notices from any Government Entity alleging the material violation of any applicable Environmental Law which has not been resolved and no allegations reflected in such notices are pending or, to the Knowledge of Seller Parties and the Company, threatened by any Person; (iii) is not the subject of any court order, administrative order or decree arising under any Environmental Law; (iv) is not the subject of any environmental site investigations or remediation activities by a Person that is not a Governmental Entity; and (v) has not generated, stored, used, emitted, discharged or disposed of any Hazardous Substance except as permitted under applicable Environmental Laws. Except as disclosed in Schedule 3.16, during or, to the Knowledge of the Seller Parties and the Company, prior to the period of (i) the Company Group's ownership or operation of the Owned Real Property or the Leased Real Property, or (ii) the Company Group's participation in the management of any of the Owned Real Property or Leased Real Property, there has been no release or threatened release of any Hazardous Substance in, on, or affecting any such property in excess of a reportable quantity for which the Company Group could reasonably be expected to have a liability which would have a Material Adverse Effect.

      Section 3.17. Insurance. Section 3.17 of the Disclosure Schedule lists all insurance policies and self-insurance programs maintained by or on behalf of the Company Group, true and correct copies of which have been provided to Buyer. Such policies and programs provide coverage for the businesses of the Company Group in amounts and against risks consistent with past practice. Except as set forth in Section 3.17 of the Disclosure Schedule, the Company has insured against the same risks covered by the policies listed in Section 3.17 of the Disclosure Schedule at all times during the four-year period prior to the date of this Agreement, in policy amounts and with policy limits substantially similar, in the aggregate, to the policies listed in Section 3.17 of the Disclosure Schedule.

      Section 3.18. Brokers and Finders. Other than DLJ, neither the Seller Parties nor the Company Group have employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. The Seller Parties are solely responsible for the payment of any fee, commission or reimbursement that may be due to or become payable to DLJ in connection with the transactions contemplated by this Agreement.

      Section 3.19. Government Regulations. No member of the Company Group is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Act of 1935, as amended, the Federal Power Act, the Interstate Commerce Act, the Commodity Exchange Act or any Law limiting its ability to incur or assume indebtedness for borrowed money.

      Section 3.20. Books and Records. Subject to the prior destruction of certain documents consistent with the Company's document retention program, the Seller Parties have furnished or made available to the Buyer true and correct copies of all minute books, all accounting books and records and other similar records of the Company Group, all of which have been maintained in all material respects in accordance with applicable Law.

      Section 3.21. Disclosure. No representation or warranty of any of the Seller Parties contained in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein, taken as a whole and in light of the circumstances under which they were made, not misleading.

      Section 3.22. Seller Parties' Investigation. The Seller Parties are informed and sophisticated sellers and are experienced in the sale of companies such as the Company and Spardee's Realty. The Seller Parties acknowledge that the Buyer (and any of its agents, officers, directors, employees, Affiliates or representatives) has not made any representation or warranty as to the Buyer or this Agreement except as expressly set forth in this Agreement, and the Seller Parties agree, to the fullest extent permitted by Law, that, except as expressly provided for herein or pursuant to the express provisions hereof, none of the Buyer or the Company Group (and any of their respective agents, officers, directors, employees, Affiliates or representatives) shall have any liability to the Seller Parties (or any of their respective agents, officers, directors, employees, Affiliates or representatives) on any basis based upon any information made available or statements made to the Seller Parties (or any of their respective agents, officers, directors, employees, Affiliates or representatives).

      Section 3.23. No Other Representations or Warranties. Except for the representations and warranties contained in this Article III, none of the Seller Parties nor any other Person makes any other express or implied representation or warranty on behalf of any of the Seller Parties or any member of the Company Group.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer represents and warrants to the Seller Parties as of the date hereof (except that representations and warranties that are made as of a specific date need be true only as of such date) as follows:

      Section 4.1. Organization and Authority of Buyer; No Conflicts.

            (a) Organization and Authority. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite corporate power and authority to carry on its business as it is now being conducted, and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement. This Agreement has been duly executed and delivered by Buyer and is a legal, valid and binding obligation of Buyer, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditor's rights and to general equity principles.

            (b) No Conflicts. Except as set forth in Section 4.4 of the Disclosure Schedule, the execution, delivery and performance of this Agreement by Buyer do not, and the consummation by Buyer of the transactions contemplated hereby will not, constitute or result in (i) a breach or violation of, or a default under, the certificate of incorporation or by-laws of Buyer, (ii) a breach of, or a default under, the acceleration of any obligations or the creation of a lien, pledge, security interest or other encumbrance on the assets of Buyer (with or without notice, lapse of time or both) pursuant to, any Contracts binding upon Buyer, (iii) to the Knowledge of Buyer, a violation of any applicable Law or governmental or non-governmental permit or license to which Buyer is subject, except, in the case of clause (ii) or (iii) above, for any breach, violation, default, acceleration, creation or change that, individually or in the aggregate, is not reasonably likely to materially delay or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

      Section 4.2. Brokers and Finders. Other than Schroder, Buyer has not employed any broker, finder, consultant or intermediary in connection with the transactions contemplated by this Agreement who would be entitled to a broker's, finder's or similar fee or commission in connection therewith or upon the consummation thereof. Buyer is solely responsible for the payment of any fee, commission or reimbursement that may be due to or become payable to Schroder in connection with the transactions contemplated by this Agreement.

      Section 4.3. Securities Act. Buyer is acquiring the Shares solely for the purpose of investment and not with a view to, or for sale in connection with, any distribution thereof in violation of the Securities Act. Buyer acknowledges that the Shares are not registered under the Securities Act or any applicable state securities law, and that such Shares may not be transferred or sold except pursuant to the registration provisions of the Securities Act or pursuant to an applicable exemption therefrom and pursuant to state securities laws and regulations as applicable.

      Section 4.4. Consents and Approvals. Other than the filings and/or notices
(i) set forth in Section 4.4 of the Disclosure Schedule and (ii) under the HSR Act, no notices, reports or other filings are required to be made by Buyer with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Buyer from, any Person, in connection with the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to prevent, materially delay or materially impair the ability of Buyer to consummate the transactions contemplated by this Agreement.

      Section 4.5. Disclosure. No representation or warranty of the Buyer contained in this Agreement contains any untrue statement of material fact or omits to state any material fact necessary to make the statements herein, taken as whole and in light of the circumstances under which they were made, not misleading.

      Section 4.6. Buyer's Investigation. Buyer is an informed and sophisticated purchaser and is experienced in the evaluation and purchase of companies such as the Company and Spardee's Realty. Except for the environmental investigations described in Section 6.9 below, Buyer has undertaken such investigation as it has deemed necessary to enable it to make an informed and intelligent decision with respect to this Agreement, and Buyer acknowledges that the Seller Parties and the Company Group have allowed Buyer such access as has been reasonably requested by Buyer to the personnel, properties, premises and records of the Company Group for this purpose. To the extent expressly permitted hereafter under this Agreement, Buyer will undertake such further investigation as it deems necessary. Buyer acknowledges that in entering this Agreement, in acquiring the Shares and in consummating the other transactions contemplated herein, Buyer has relied solely upon its own investigation and analysis and, to the extent expressly permitted by this Agreement, the representations and warranties contained in this Agreement, and that none of the Seller Parties and the Company Group (and any of their respective agents, officers, directors, employees, Affiliates or representatives) has made any representation or warranty as to the Seller Parties, the Company Group, the Shares, this Agreement or the business of the Company Group except as expressly set forth in this Agreement, and Buyer agrees, to the fullest extent permitted by Law, that, except as expressly provided for herein or pursuant to the express provisions hereof, none of the Seller Parties (and any of their respective agents, officers, directors, employees, Affiliates or representatives) shall have any liability to Buyer (or any of its agents, officers, directors, employees, Affiliates or representatives) on any basis based upon any information made available or statements made to Buyer (or any of its agents, officers, directors, employees, Affiliates or representatives).

      Section 4.7. No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, neither Buyer nor any other Person makes any other express or implied representation or warranty on behalf of Buyer.


                                    ARTICLE V

                                   TAX MATTERS

      Section 5.1. Cooperation With Respect to Tax Matters.

            (a) Seller and Buyer agree that it is their mutual intention that the purchase of the Shares shall be treated for federal income tax purposes, as well as for all relevant state, local and foreign income tax purposes, as a purchase and sale of the assets of the Company Group. Advantica and Buyer shall jointly make timely Section 338(h)(10) Elections (the "Section 338(h)(10) Elections") in accordance with the Code (and any corresponding elections under state, local and foreign tax law where applicable) with respect to the purchase and sale of the Shares and with respect to the deemed purchase and sale of the assets of the Company Group. The Seller Parties represent that its sale of the Shares is eligible for, and Buyer represents that it is qualified to make, such elections. The Seller Parties and the Company Group shall report, for federal income tax purposes (and for state, local and foreign income tax purposes where permitted by applicable law), the transaction under this Agreement consistent with the Section 338(h)(10) Elections; and none of the Seller Parties, the Company Group or Buyer will take a position under the Code contrary thereto unless required to do so by applicable Tax

Laws pursuant to a determination as defined in Section 1313(a) of the Code. Except for the Share purchase and Section 338(h)(10) Elections contemplated by this Agreement, Buyer shall not cause or permit the Company Group to engage, on the Closing Date, in any transaction outside the ordinary course of business that could affect the federal taxable income or loss of the Company Group included in Advantica's federal consolidated income Tax Return.

            (b) Within a reasonable time following the determination of the Post-Closing Adjustment of the Purchase Price pursuant to Section 2.3 hereof (but, in any event, not less than sixty (60) days prior to the due date (including extensions) for the filing of any Tax Return with respect to which such allocation shall be applicable), Buyer and Seller shall agree concerning the computation of the Modified Aggregate Deemed Sale Price (as defined under applicable treasury regulations) ("MADSP") of the assets of the Company Group and the allocation of MADSP among such assets. The Seller Parties shall use their reasonable efforts to obtain the maximum extensions of time to file any Tax Returns with respect to which such allocation is applicable. If there is a dispute as to the computation of the MADSP or its allocation among such assets, the fair market value of the assets of the Company Group shall be determined by an appraisal conducted by the CPA Firm and based on such appraisal, such firm shall determine MADSP and its allocation among the assets. The fees and expenses of such appraisal and determination shall be paid one-half by Seller and one-half by Buyer. Advantica's consolidated federal income Tax Return (and where permitted by law, all state, local and foreign income Tax Returns of Advantica and Seller for such jurisdictions that compute Tax on a unitary or consolidated basis) and all filings for which Buyer is responsible under (c) below shall, when required to reflect MADSP or its allocations, reflect such items as determined pursuant to this paragraph (b).

            (c) Seller (or Advantica) and Buyer agree to take all action and file all necessary Tax Returns, forms and reports to validly elect to treat the transaction as a sale of assets as opposed to a sale of the Shares for tax purposes. Seller (or Advantica) and Buyer shall file all such Tax Returns, forms and reports in a timely manner and shall provide assurance to the other party that it has done so. Buyer shall be responsible for the preparation and timely filing of all documents, Tax Returns and other forms and schedules required to be submitted to the IRS (and, where applicable, all state, local and foreign taxing authorities) in connection with the Section 338(h)(10) Elections in accordance with the Code (or similar provisions of state, local or foreign law) and the terms of this Agreement, including the IRS Form 8023 (but excluding Advantica and Seller for such jurisdictions that compute Tax on a unitary basis), which documents, Tax Returns, forms and schedules shall reflect MADSP and its allocation. If any changes are required to these forms subsequent to their filing, the parties shall promptly agree and cooperate with respect to such changes. To the extent not executed and completed as of the date hereof, Advantica shall execute and deliver to Buyer such documents or forms, including any amended or replacement Forms 8023, as are reasonably requested by Buyer and as are required by the Code, or under similar provisions of state, local or foreign law, in order to properly complete these Section 338 forms and schedules at least twenty (20) days prior to the date such forms are required to be filed. Advantica shall provide Buyer with such information as Buyer reasonably requests in order to prepare any remaining Section 338 forms and schedules within thirty
(30) days of Buyer's request for such further information or within such shorter period as is necessary to comply with applicable law. Notwithstanding the foregoing, Buyer shall request any such information as promptly as practicable following the final determination of the Closing Date Value under Section 2.3.

            (d) In no event shall the Company Group or the Buyer have any liability directly or indirectly (pursuant to a tax sharing agreement or otherwise) for state, local or foreign income Taxes resulting from the Section 338(h)(10) Elections, or from an election or deemed election under Section 338(g) of the Code with respect to the purchase and sale of the Shares hereunder and the deemed purchase and sale of the assets of the Company and Spardee's Realty, where the state, local or foreign income tax jurisdictions do not provide or recognize the Section 338(h)(10) Elections or do not apply their respective provisions corresponding to Section 338(h)(10) of the Code to the purchase and sale of Shares or the deemed purchase and sale of the assets of the Company and Spardee's Realty (for example, because the Company Group files a separate company income Tax Return in such jurisdiction), and any such liability shall be paid by Advantica and Seller.

            (e) Buyer recognizes that the Company Group have joined with Seller, Advantica, and Advantica's Affiliates in filing unitary, consolidated, or combined Tax Returns. After the Closing Date, (i) Advantica shall include (to the extent required by Law) the taxable income or loss, and all other items, of the Company Group for periods ending before or on the Closing Date, in its unitary, consolidated or combined Tax Returns, including without limitation income and loss attributable to the Section 338(h)(10) Elections, (ii) in the case of those jurisdictions not described in (i) that permit or require a short period Tax Return ending on the Closing Date, Advantica and the Company Group and its Affiliates shall include the taxable income or loss, and all other items, of the Company Group, for periods ending before or on the Closing Date, on such Tax Returns, including without limitation income and loss attributable to Section 338(h)(10) Elections, and (iii) with respect to any other Tax Returns for any taxable period that includes but does not end on the Closing Date (the "Straddle Tax Return"), Advantica shall in consultation with Buyer prepare a schedule setting forth, on a basis consistent with the preparation of Advantica's consolidated federal income Tax Return for the taxable period ending on the Closing Date, the taxable income or loss, and all other items, of the Company Group, for the period commencing with the first day of the taxable period covered by such Straddle Tax Return up to and including the Closing Date ("Pre-Closing Period") and the period commencing with the first day after the Closing Date and ending with the last day of the taxable period covered by such Straddle Tax Return (the "Post-Closing Period"). The income and loss of the Company Group will be allocated to the Pre-Closing Period, to the extent practicable by closing the books as of the end of the Closing Date. To the extent an allocation in accordance with the provision of the foregoing sentence is not practicable, such taxable income and loss shall be allocated on the basis of the number of days (other than any items specifically allocable to the Pre-Closing Period or Post-Closing Period) in the Pre-Closing Period compared to the number of days in the entire applicable period.

            (f) Advantica shall pay any and all federal, state, local and foreign Taxes attributable to the income and operations described in Section 5.1(e)(i) and 5.1(e)(ii) above (net of any Tax refunds received by the Company Group or Buyer with respect to such Taxes). In no event will Buyer or the Company Group pay directly or indirectly (pursuant to a tax sharing agreement or otherwise) or be obligated to pay or have any liability for any amount described in the first sentence of this Section 5.1(f), including, without limitation, any Tax liability attributable to the Section 338(h)(10) Elections. In the case of the Straddle Tax Returns, upon notice from Buyer, Advantica or Seller shall pay Buyer an amount which reflects the Taxes attributable to the income, operations and properties of the Company Group for the Pre-Closing Period, including, without limitation, any Tax liability attributable to the Section 338(h)(10) Elections. Advantica shall pay Buyer or the Governmental Entity directly the Taxes which are payable with Tax Returns to be filed by the Company Group pursuant to this Section 5.1(f) within three (3) Business Days prior to the due date for the filing of such Tax Returns.

            (g) Advantica shall be responsible for, and shall have ultimate discretion with respect to, (i) the preparation and filing of all Tax Returns required or permitted by applicable Law to be filed by the Company Group (or by Advantica or its Affiliates on their behalf) with respect to periods that end on or before the Closing Date (and the payment of all Taxes reported on such Tax Returns), and (ii) any Tax Audit, including the execution of any waiver of limitation with respect to any Tax Audit, relating to any such Tax Returns. Notwithstanding the foregoing, the Seller and Advantica shall not, without the prior written consent of the Buyer, be entitled to settle either administratively or after the commencement of litigation any claim for Taxes which would adversely affect the liability for Taxes of Buyer or the Company Group for the Post-Closing Period or any subsequent year that result from the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards. Such consent shall not be unreasonably withheld and shall not be necessary to the extent the Seller has indemnified the Buyer against the effect of any such settlement.

            (h) Buyer and the Company Group shall be responsible for, and shall have ultimate discretion with respect to, (i) the preparation and filing of all Tax Returns required to be filed by the Company Group with respect to periods that begin after the Closing Date (and the payment of all Taxes reported on any such Tax Return), and (ii) the preparation and filing of the Straddle Tax Returns, if any, and (iii) any Tax audit (including the execution of any waiver of limitation with respect to any Tax Audit) relating to any such Tax Returns; provided, however, that in the case of any Straddle Tax Return, the preparation and filing of such Return shall be subject to review and approval of Advantica (which approval shall not be unreasonably withheld), (iv) filing all employment Tax Returns including but not limited to IRS forms 940, 941, W-2 and W-3 and all similar state and local employment Tax Returns for the calendar year ended 1998 including activity required to be reported for the Pre-Closing Period, and (v) filing all information reporting Tax Returns including but not limited to IRS forms 1096 and 1099 and all similar state and local information returns for the calendar year ended 1998 including activity required to be reported for the Pre-Closing Period. Notwithstanding the foregoing, the Buyer and the Company Group shall not, without the prior written consent of the Seller, be entitled to settle either administratively or after the commencement of litigation any claim for Taxes which would adversely affect the liability for Taxes of Seller and Advantica for any Pre-Closing Periods or their portion of any Straddle Period that result from the reduction of asset basis or cost adjustments, the lengthening of any amortization or depreciation periods, the denial of amortization or depreciation deductions, or the reduction of loss or credit carryforwards. Such consent shall not be unreasonably withheld and shall not be necessary to the extent the Buyer has indemnified the Seller against the effect of any such settlement.

            (i) Advantica and Seller shall be liable for and indemnify, defend and hold harmless Buyer, and the Company Group from and against any liability arising for any taxable year or period in the Pre-Closing Periods pursuant to Treasury Regulation Section 1.1502-6(a) and any similar provision existing under the Laws of any state with respect to unitary, combined or similar returns. Advantica and Seller shall be liable for and indemnify, defend and hold harmless Buyer and the Company Group from and against any and all Taxes attributable to operations for the periods of time ending on or before the Closing Date, including any Taxes attributable to the Section 338(h)(10) Elections. In addition, Advantica and Seller shall indemnify, defend and hold harmless Buyer and the

Company Group from and against any liability for Taxes of Advantica (or its Affiliates) or the Company Group for the periods described in Section 5.1(e)(i) and for the Pre-Closing Periods. Advantica and Seller shall also indemnify and hold harmless Buyer and the Company Group from and against all costs and expenses incurred by them (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any Governmental Entity, for Taxes for which Advantica and Seller are required to indemnify Buyer and the Company Group under this Article V. For purposes of the foregoing, any amounts paid to Buyer or the Company Group or their respective Affiliates shall be treated as an adjustment to the Purchase Price of the Shares. Advantica and Seller shall be entitled to any refunds of Taxes of Advantica (or its Affiliates) or the Company Group for the periods described in Section 5.1(e)(i); provided, however, that if the Seller or Advantica becomes entitled to a refund or credit of Taxes for any Pre-Closing Periods and such Taxes are (i) attributable solely to the carryback of losses, credits or similar items attributable to the Company Group from the Post-Closing Period or any subsequent taxable year, and (ii) relate to a jurisdiction in which the Company Group files a separate Company Income Tax Return, the Seller or Advantica shall promptly pay to Buyer an amount of such refund or credit together with any interest thereon. For purposes of calculating such refund or credit, the amount shall be the difference between the Taxes of the Company Group for such period with and without such item, after all other tax attributes of Advantica or its Affiliates for such period is taken into account. In the event that any refund or credit of Taxes for which a payment has been made is subsequently reduced or disallowed, Buyer shall indemnify and hold harmless the Seller and Advantica for any tax liability, including interest and penalties, assessed against the Seller and Advantica by reason of the reduction or disallowance.

            (j) Buyer and the Company Group shall be liable for and indemnify the Seller Parties for all Taxes imposed on the Company Group (or for which the Company Group may otherwise be liable) for any taxable year or period that begins after the Closing Date and, with respect to that portion of a Straddle Tax Return relating to the Post-Closing Period. Buyer shall also indemnify and hold harmless the Seller Parties from and against all costs and expenses incurred by the Seller Group (including reasonable attorneys' fees and expenses) in connection with any liability to, or claim by, any Governmental Entity, for Taxes for which Buyer and the Company Group is required to indemnify the Seller Parties under this Article V.

            (k) Buyer and Advantica shall consult prior to filing their Tax Returns for the period immediately before and immediately after the Closing Date and shall agree on the inclusion of items of income and deduction and all other items consistent with Section 5.1(e) for each of the respective periods pursuant to the permanent books and records of the Company Group so as to avoid double inclusion or double exclusion of income and deductions and all other items. In the event that Buyer and Advantica are unable to agree on the allocation of such items, then the items of disagreement shall be referred promptly to the CPA Firm. The CPA Firm shall settle the items of disagreement within 10 days and the decision of the CPA Firm shall be conclusive on the parties with respect to the items of dispute. The fees and expenses incurred with respect to these determinations shall be borne equally by Seller and Buyer.

            (l) After the Closing Date, each of Buyer, the Company Group on the one hand, and Advantica and Seller, on the other shall (i) provide, or cause to be provided, to each other's respective officers, employees, representatives and Affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Company, Spardee's Realty, Advantica or Seller, by any of them in connection with the preparation of any Tax

Return or any Tax Audit of the Company Group, Advantica or Seller, in respect of which any party is responsible pursuant to Section 5.1, and (ii) retain, or cause to be retained, for so long as any such taxable years or Tax Audits shall remain open for adjustments, any records or information which may be relevant to any such Tax Returns or Tax Audits.

            (m) Each of Buyer and the Company Group, on the one hand, and Advantica and Seller, on the other, shall promptly inform, keep regularly apprised of the progress with respect to, and notify the other party in writing not later than (i) ten (10) Business Days after the receipt of any notice of any Tax Audit or (ii) fifteen (15) Business Days prior to the settlement or final determination of any Tax Audit for which it was responsible pursuant to Section
5.1 which could affect the Taxes of such other party for any taxable year. Failure by Buyer or the Company Group to timely provide notice to Advantica or Seller or any of their Affiliates such that administrative remedies to resolve, protest, appeal or otherwise reduce the Taxes payable are no longer available will prohibit Buyer from asserting its claim under this Section 5.1; provided that such failure will prohibit such claim only if such failure materially and adversely affects Advantica or Seller. Failure by Advantica, Seller or any of their Affiliates to provide such notice to Buyer or the Company Group such that administrative remedies to resolve, protest, appeal or otherwise reduce Taxes payable are no longer available will prohibit Seller from asserting its claim under this Section 5.1; provided that such failure will prohibit such claim only if such failure materially and adversely affects the Buyer or the Company Group.

            (n) All transfer Taxes (including, but not limited to, sales taxes) which may be imposed or assessed as a result of Buyer's acquisition shall be borne by Advantica or the Seller.

            (o) Advantica and its Affiliates shall have the sole right to represent the Company Group's interest in any Tax Audit, administrative or court proceeding relating to the Pre-Closing Periods and to employ counsel of its choice at its own expense. Buyer will timely execute all appropriate powers of attorney to allow Advantica or its Affiliates to represent the Company Group on all matters pertaining to Taxes for the Pre-Closing Periods.

            (p) The Seller Parties, Buyer and the Company Group agree to cooperate and to share all tax information materials necessary or desirable in connection with all tax compliance matters.

            (q) The Buyer or the Company Group will reimburse Advantica for any franchise Taxes paid to Alabama, Georgia, Louisiana, Mississippi, North Carolina, Ohio and South Carolina which may be paid with the Company Group's Pre-Closing Periods Tax Returns, but are for the privilege of conducting business for the Post-Closing Period and for any other similar Taxes which are not reflected on the Closing Date Balance Sheet; provided, that such reimbursement shall be limited to the amount of such Taxes attributable to the Post-Closing Period.

            (r) Advantica and Seller may retain all original Tax Returns and Tax Return supporting documentation for the Tax Returns filed for the Pre-Closing Periods for which Advantica and Seller have responsibility for payments or refunds under this Article V. Advantica and Seller will also retain all original invoices, fixed asset records, computer tapes, microfiche, computer optional records or any other media used to store or record Pre-Closing Periods information which may be required in connection with a Tax Audit of the Company Group's Tax Returns or Taxes for Pre-Closing Periods. Any books or records not retained by Advantica or Seller will be subject to the retention and availability provisions described in Section 6.7 of this Agreement. Upon request of the

Buyer and at the Buyer's expense, Advantica will make copies of any books and records to be retained by Advantica pursuant to this Section 5.1(r).

            (s) The obligations of the parties set forth in this Article V shall be unconditional and absolute and shall remain in effect without limitation as to time.

      Section 5.2. Tax Related Agreements.

            (a) Effective as of the Closing Date, the Company Group shall not have any obligation or liability in respect of any tax sharing or tax allocation agreement between Advantica, the Seller or any member of their affiliated group.

            (b) Any and all tax sharing agreements, overhead allocation agreements, cost reimbursement agreements and other intercompany agreements between the Company Group on the one hand, and Advantica or its Affiliates, on the other hand, entered into prior to the Closing Date shall be deemed terminated with respect to the Company Group as of the Closing Date.


                                   ARTICLE VI

          CERTAIN COVENANTS AND AGREEMENTS OF SELLER PARTIES AND BUYER

      Section 6.1. Access and Information.

            (a) The Seller Parties shall permit Buyer and its representatives to have reasonable access during regular business hours, to all properties owned or leased by the Company Group and to the officers of the Company Group, and shall furnish, or cause to be furnished, to Buyer and its representatives any financial and operating data, books, Contracts and other records and information with respect to the business and properties of the Company Group as Buyer shall from time to time reasonably request.

            (b) In the event of the termination of this Agreement, Buyer shall deliver (without retaining any copies thereof) to Seller, or confirm in writing to Seller that it has destroyed, all information furnished to Buyer or its representatives by the Seller Parties, the Company Group or any of their respective agents, employees or representatives as a result hereof or in connection herewith, whether so obtained before or after the execution hereof, and all analyses, compilations, forecasts, studies, reports, memos, notes or other documents prepared by Buyer or its representatives which contain, refer to or reflect any such information. Buyer shall at all times prior to the Closing Date, and in the event of termination of this Agreement, cause any information so obtained to be kept confidential and will not use, or permit the use of, such information in its business or in any other manner or for any other purpose except as contemplated hereby.

            (c) The Seller Parties shall cause the Company to (i) permit Buyer's independent public accountants to have access to the books and records of the Company so that, if required by Buyer, any unaudited historical financial statements and other financial information of the Company Group, if any, can be reviewed or audited by Buyer's independent public accountants and (ii) permit such financial statements, the Financial Statements and other information of or concerning the Company or its businesses to be disclosed in any Securities Filings or in any Offering Memorandum to the extent Buyer reasonably determines such disclosure is necessary or required (after the Seller Parties have had a reasonable opportunity to review and approve the accuracy of and revise, as appropriate, any such disclosure which is to be filed or used prior to the Closing). In addition, the Seller Parties shall cooperate with Buyer, and request the Company's independent public accountants to provide, at the Buyer's expense, such information (including, without limitation, such accountants' workpapers) and assistance, including the execution and delivery of opinions and consents, with respect to the Company's historical consolidated financial statements as may be reasonably required by Buyer, in connection with the preparation of financial statements for, and their inclusion in, any such Securities Filings or Offering Memorandum. The Seller Parties also shall cause the Company to provide to Buyer such reasonable assistance and information concerning the Company and the Restaurants of the type and nature that would be required to be included in a Registration Statement that the Company would be required by the Securities Act to file on Form S-1 for a public offering of its equity securities, for inclusion in any Securities Filing or Offering Memorandum. Disclosure of such financial statements and information furnished hereunder in any Securities Filing or Offering Memorandum (after the Seller Parties have had a reasonable opportunity to review and approve the accuracy of and revise, as appropriate, such disclosure) which is required to be filed or is used prior to the Closing shall not constitute a breach or violation of the Confidentiality Agreement.

            (d) The Seller Parties promptly shall inform Buyer in writing if either of the Seller Parties becomes aware of any breach of any of their representations or warranties contained in this Agreement.

            (e) The Buyer promptly shall inform the Seller Parties in writing if the Buyer becomes aware of any breach of any of its representations or warranties contained in this Agreement.

      Section 6.2. Consents. The Seller Parties and Buyer shall each use their reasonable best efforts whether before or, at the Closing, to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary to fulfill the conditions precedent to the other party's obligations hereunder and to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and to cooperate with each other in connection with the foregoing. Without limiting the generality of the foregoing, Buyer and Seller Parties shall each use their reasonable best efforts (i) to secure all consents, approvals, waivers and authorizations required or necessary from other parties to Contracts or under applicable Law in order to consummate the transactions contemplated hereby, (ii) to prevent the entry, enactment or promulgation of any threatened or pending injunction or order that would adversely affect the ability of the parties hereto to consummate the transactions contemplated by this Agreement, (iii) to lift or rescind any injunction or order adversely affecting the ability of the parties hereto to consummate the transactions contemplated by this Agreement and (iv) to effect all necessary registration and filings and submissions of information required or requested by any Governmental Entity, including those required under the HSR Act. Buyer and Seller Parties shall use their reasonable best efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement as soon as practicable.

      Section 6.3. Conduct of Business. From the date of this Agreement through the Closing, and except as otherwise expressly provided for by this Agreement or consented to or approved by Buyer in writing, the Seller Parties covenant and agree that the Company Group shall: (i) cause the

Company Group to operate their businesses in the ordinary course; (ii) use their reasonable efforts to preserve intact their current business organizations and preserve their relationships with customers, suppliers, distributors and others having business dealings with them to the end that their goodwill and ongoing businesses shall not be impaired in any material respect at or after the Closing; (iii) cause the Company Group to retain at each of the Restaurants an adequate supply of good and useable operating inventories consistent with the Restaurants' reasonably anticipated usage requirements; and (iv) not deliberately breach any representation, warranty or obligation contained in this Agreement. Except as otherwise provided herein and except as provided in Section
6.3 of the Disclosure Schedule, Seller agrees that, between the date of this Agreement and the Closing Date and without the prior written consent of Buyer, it will not permit any member of the Company Group to:

            (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or (iii) purchase, redeem or otherwise acquire any shares of capital stock of any member of the Company Group or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

            (b) authorize for issuance, issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights) or contractual obligation valued or measured by the value or market price of its capital stock;

            (c) amend its certificate of incorporation, by-laws or other comparable charter or organizational documents;

            (d) except as contemplated by Section 6.4(a) hereof, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the stock or assets of, or by any other manner, any business or any Person or division thereof;

            (e) sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance (other than Permitted Encumbrances) or otherwise dispose of any of its properties or assets, except for (i) sales of inventory in the ordinary course of business, (ii) sales or other dispositions of Assets Held for Resale as contemplated by Section 2.4 hereof, (iii) transfers and assignments contemplated by Section 6.4 hereof, and (iv) sales or other dispositions in the ordinary course of business of assets which are no longer necessary for the operation of the Restaurants (provided, however, that (A) the aggregate net book value of assets which the Company may sell or otherwise dispose of in reliance upon clause (iv) above shall not exceed $100,000 for any single item or $500,000 in the aggregate for all such items without the Buyer's prior written consent), and (B) in no event shall clause (iv) above permit sales or other dispositions of any Restaurant or any asset the sale or other disposition of which would cause a material disruption of or disable the operations of any Restaurant);

            (f) (i) incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person, issue or sell any debt securities or warrants or other rights to acquire any of its debt securities, guarantee any debt securities of another Person, enter into any agreement to maintain any financial statement condition of another Person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business, or (ii) make any loans, advances or capital contributions to, or investments in, any other Person;

            (g) acquire or agree to acquire any assets that are material, individually or in the aggregate, to the Company Group taken as a whole, or make or agree to make any capital expenditures, except in the ordinary course of business;

            (h) pay, discharge or satisfy any claims (including claims of stockholders), liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), except for the payment, discharge or satisfaction, of (A) liabilities or obligations in the ordinary course of business or in accordance with their terms as in effect on the date hereof, (B) liabilities reflected or reserved against in the most recent consolidated audited financial statements (or the notes thereof) of the Company, or waive, release, grant, or transfer any rights of material value or modify or change in any material respect any existing license, lease, franchise agreement, contract or other document, other than in the ordinary course of business;

            (i) adopt or amend in any material respect (except as may be required by Law or required or permitted by this Agreement) any Company Plans for the benefit or welfare of any employee, director or former director or employee or, other than increases for individuals in the ordinary course of business, increase the compensation of fringe benefits of any director, employee or former director or employee; pay any benefit not required by any existing plan, arrangement or agreement, grant any new or modified severance or termination arrangement or increase or accelerate any benefits payable under its severance or termination pay policies in effect on the date hereof, other than any such increase or acceleration provided for under such policies as in effect on the date of this Agreement;

            (j) change any material accounting method, principle or practice used by it, except as may be required pursuant to GAAP;

            (k) except in the ordinary course of business and consistent with past practice, settle or compromise any federal, state, local or foreign income tax liability where the payment will exceed $50,000;

            (l) except in the ordinary course of business, effect any transactions with the Retained Group; or

            (m) commit or agree to take any of the foregoing actions.

      Section 6.4. Related Transactions.

            (a) Transfer of Certain Assets and Restaurants. Prior to or contemporaneously with the Closing, the Seller Parties shall cause to be transferred and assigned to the Company valid title, free and clear of all Encumbrances (other than Permitted Encumbrances), to the assets and properties listed or described in Section 6.4(a) of the Disclosure Schedule.

            (b) Trademarks. Prior to or contemporaneously with the Closing, the Seller Parties shall cause the Retained Group to permit reasonable and royalty-free use by Hardee's and the Company of the trademark "ULTIMATE OMELETTE" (U.S. Registration No. 1,645,411 in Cl. 29) for a period of one year from and after the Closing Date, whereupon Hardee's and the Company may elect to continue such use of such trademark for such royalties or other consideration and on such other terms and conditions as shall be reasonably agreed upon by Buyer and Advantica.

            (c) Certain Assets. Prior to the Closing, the Seller Parties shall cause to be transferred and assigned by the Company Group to Seller or another member of the Retained Group the assets and properties of the Company Group listed or described in Section 6.4(c) of the Disclosure Schedule.

      Section 6.5. Certain Buyer and Seller Obligations and Agreements.

            (a) Supply and Distribution Agreements. Buyer acknowledges that the Company will continue after the Closing to be bound by the supply and distribution agreements listed in Section 3.10 of the Disclosure Schedule, including without limitation, the MBM Agreement and the SFI Agreement. Prior to the Closing, the Company shall not, and the Seller Parties shall not permit the Company to, extend, renew or otherwise amend any of the supply or distribution agreements or arrangements to which the Company Group is a party without the prior written consent of the Buyer, which consent shall not be unreasonably withheld.

            (b) Termination of Pending Arbitration and License Agreements. Upon the Closing (i) the Seller Parties and Buyer shall cause the Pending Arbitration to be dismissed with prejudice and terminated, and (ii) Advantica and its Subsidiaries, on the one hand, and Buyer and its Subsidiaries and the Company Group, on the other, shall execute and deliver the Termination Agreement.

            (c) Transitional Services. Upon the Closing, the Seller Parties and the Company shall enter into a Transitional Services Agreement, for a term of up to 60 days from the Closing Date, pursuant to which the Seller or Advantica shall provide to the Company, at no cost to the Company, accounting, data base, payroll and related systems support services. Such services shall be provided with the same quality and frequency and in the same general manner as such services have been provided to the Company prior to the date of this Agreement. The Transitional Services Agreement shall not require Seller or Advantica to withhold or transmit withholdings for HMO's, medical or 401(k) benefit plans or arrangements, or insurance carriers other than those to which the Seller Parties currently transmit, nor shall the Transitional Services Agreement otherwise require Seller or Advantica to modify its current systems in any material respect.

      Section 6.6. Employee Benefit Plans.

            (a) Termination of Participation in Company Plans. The Seller Parties shall cause the Company Group to terminate its participation in all Company Plans immediately prior to the Closing, with no resulting cost, liability or expense to the Company except to the extent provided by this Agreement.

            (b) Establishment of New Plans. Concurrently with the Closing, Buyer shall cause the Company to establish the plans and programs (the "New Plans") providing the following benefits: medical, dental, vision, long-term disability, short-term disability, and life insurance. The New Plans' provisions shall provide for employee participation and benefits identical to those provided by the Company prior to Closing. The New Plans' benefits shall be on a "no loss/no gain basis" so that there are no new preexisting condition exclusions or waiting periods imposed on, or evidence of insurability required of participants covered in the comparable Company Plans prior to Closing (except to the extent those periods, conditions and other limitations were imposed prior to Closing), and so that benefits paid prior to Closing by the comparable Company Plans are credited towards deductibles, co-payment, out-of-pocket, and similar limitations. Notwithstanding the foregoing, nothing in this Agreement shall prevent the Company or Buyer from amending or terminating the New Plans after the Transition Period provided for in the Transitional Services Agreement under Section 6.5 following the Closing. The foregoing is on the basis that all insurers under the Company Plans will be insurers under the New Plans and that any such insurer agrees to the foregoing requirements without any material incremental cost to the Company. If any insurer will not so do, the parties will mutually and reasonably agree to any variation from the foregoing requirement.

            (c) Handling of Medical and Similar Claims. The Company Plans will process and pay medical and other benefit claims in the normal course through the day prior to the Closing. On and after the Closing, the New Plans shall be liable for any claims of Operating Employees (and eligible spouses and dependents of Operating Employees, COBRA continuees who would have been Operating Employees if employed by the Company Group as of the Closing and "Qualified Beneficiaries" under ERISA of such COBRA continuees) which had not yet been finally processed and paid by the comparable Company Plans (regardless of whether those claims were incurred on or before the Closing, and regardless of whether claims had yet been filed). The Company Plans shall not pay or be responsible for any such claim which it had not yet processed and paid prior to the Closing, and shall forward such claims to the New Plans.

            (d) Seller Parties' Cooperation Regarding New Plans. The Seller Parties will cooperate with the Company and Buyer in establishing the New Plans and utilizing the Company Plans' current third party service providers (to the extent such third parties agree to do so) during the Transition Period provided for in the Transitional Services Agreement under Section 6.5. However, the Seller Parties disclaim any responsibility for enrollment following the Closing and any undertaking to provide services which could cause the Seller Parties to become fiduciaries with respect to the New Plans. Nothing in this Agreement or in any services provided by the Seller Parties shall be construed to imply that, on or after Closing, the Company is a sponsor or co-sponsor of any Company Plan or any plan maintained by Advantica or its Affiliates. The Company and Buyer agree to pay all third party service providers directly to the greatest extent possible. Additional requirements regarding the New Plans may be specified in the Transitional Services Agreement, including the Company's and Buyer's indemnification of the Seller Parties and Advantica.

            (e) Management Employees. At or prior to the Closing, the Seller Parties shall cause the Company to terminate the employment of all Management Employees. Seller Parties shall be responsible for and shall defend, indemnify and hold Buyer and the Company harmless from and against all obligations and liabilities, under the Company Plans or otherwise, with respect to the termination of employment of the Management Employees. With respect to any Management Employee (including any beneficiary or dependent thereof), Seller Parties shall be responsible for and shall defend, indemnify and hold Buyer and the Company harmless from and against all liabilities and obligations relating to claims, expenses, illnesses, injuries and any other occurrences on or prior to the Closing and any liabilities under Company Plans arising out of periods prior to the Closing. Notwithstanding the foregoing, with respect to any Management Employee who is terminated by the Company at or prior to the Closing and not thereafter employed by the Retained Group and who is hired by Buyer, the Company Group or any of their Affiliates within six (6) months immediately after the Closing Date, Buyer or the Company Group shall reimburse the Seller Parties for any and all obligations incurred by any member of the Retained Group in connection with such termination of the employment of such Management Employee.

            (f) Operating Employees. From and after the Closing Date, Buyer agrees that all Operating Employees shall be eligible to participate in the Buyer's employee benefit plans and programs (including eligibility for vacation and sick leave) and shall be given credit for past service with the Company for purposes of eligibility, vesting, deductibles, copayments and pre-existing conditions as if such employee had been employed by Buyer to the extent permitted by applicable nondiscrimination rules under the Code and to the extent permitted by such plans and programs.

            (g) No Third Party Beneficiaries. No provision of this Agreement shall create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Seller or the Company in respect of continued employment (or resumed employment) with either Buyer or the Company or any of Buyer's or Seller's Affiliates and no provision of this Agreement shall create any such rights in any such employee or former employee in respect of any benefits that may be provided, directly or indirectly, under any Company Plan or any plan or arrangement which may be established by Buyer or the Company. No provision of this Agreement shall constitute a limitation on rights to amend, modify or terminate after the Closing Date any such plans or arrangements of Seller, Buyer or any of their respective Affiliates or the Company.

      Section 6.7. Retention of Books and Records. Buyer shall cause the Company Group to retain, until all applicable tax statutes of limitations (including periods of waiver) have expired, all books, records and other documents pertaining to the Company Group in existence on the Closing Date that are required to be retained under current retention policies and to make the same available after the Closing Date for inspection and copying by Seller or its agents at Seller's expense, during regular business hours and upon reasonable request and upon reasonable advance written notice. After the expiration of such period, no such books and records shall be destroyed by Buyer without first advising Seller and giving Seller an opportunity to obtain possession thereof. Seller agrees that the confidentiality of such records will be maintained and that such records will be used only for tax or other reasonable business purposes.

      Section 6.8. Closing Date Financial Statements. After the Closing Date, each of Buyer and the Seller Parties shall (i) provide, or cause to be provided, to each other's respective Subsidiaries, officers, employees, representatives and affiliates, such assistance as may reasonably be requested, including making available employees and the books and records of the Company, by any of them in connection with the preparation of any tax return or any audit of the Company in respect of which the Buyer, the Company or the Seller, as the case may be, is responsible and (ii) retain, or cause to be retained, for so long as any such taxable years or audits shall remain open for adjustments, any records or information which may be relevant to any such tax returns or audits.

      Section 6.9. Environmental Investigations.

            (a) The Seller Parties shall conduct Phase I Reports of all of the Owned Real Property and Leased Real Property. The Phase I Reports shall include (at the Buyer's discretion) bulk sampling of suspected asbestos containing materials. The Seller shall use its best efforts to have preliminary drafts of all Phase I Reports prepared, with copies provided to the Buyer, by March 1,

1998 and to have copies of all final Phase I Reports provided to the Buyer by March 15, 1998. Buyer shall reimburse the Seller Parties at the Closing for the costs of the Phase I Reports.

            (b) The Seller Parties shall reimburse the Company Group for fifty percent (50%) of Environmental Losses, as and when incurred by Buyer or the Company Group and invoiced to the Seller Parties; provided, however, that none of the Seller Parties shall have any liability for Environmental Losses that are not either (i) actually paid by Buyer or the Company Group no later than the third anniversary of the Closing or (ii) actually committed to be paid by the Buyer or the Company Group (with written evidence of such commitment delivered to the Seller Parties) no later than the third anniversary of the Closing and actually paid by the Buyer or the Company Group no later than the fourth anniversary of the Closing. Nothing in this Section 6.9(b) shall affect the obligations of the Seller Parties under Article IX below with respect to any breach of the representations and warranties set forth in Section 3.16 above.

      Section 6.10. Covenant Not to Compete; Non-solicitation.

            (a) Covenant Not to Compete. Each of the Seller Parties covenants and agrees that, for a period commencing on the Closing Date and expiring on the second (2nd) anniversary of the Closing Date (the "Restricted Period"), none of the Seller Parties will, directly or indirectly, own, manage, operate, franchise, license, control or engage or participate in the ownership, management, operation, franchising, licensing, or control of, or be connected as a stockholder, agent, partner, joint venturer, employee, officer, director, consultant or otherwise with, any Person which engages in the quick-service hamburger restaurant business in the Territory (a "Competitive Action"); provided, however, that none of the following activities shall constitute a violation of this Section 6.10:

                  (i) the acquisition or ownership by the Seller Parties or their Affiliates of less than two percent (2%) of the outstanding shares of any Person engaged in the quick-service hamburger restaurant business whose shares are publicly traded on a national securities exchange; or

                  (ii) the offering of hamburger products to customers as a menu item by any Existing Concept; or

                  (iii) the operation by the Retained Group of any Hardee's
            Restaurant pursuant to a License Agreement with Hardee's.

In the event that the Buyer ascertains the start of a Competitive Action on the part of any such Persons, Buyer shall be entitled to obtain injunctive relief without any objection from any of the Seller Parties or their respective Subsidiaries and Affiliates. The parties hereto further agree that, if a court of competent jurisdiction determines that this covenant is unenforceable in any respect, the remainder of this covenant shall not thereby be affected and shall be given full effect, without regard to any invalid portions, and this covenant may be modified by such court in any necessary respect in order to render it enforceable in its least reduced form. If the courts of any one or more jurisdictions determine that this covenant is unenforceable, it is the intention of Buyer, on the one hand, and the Seller Parties, on the other hand, that such determination not bar or in any way affect Buyer's right to the relief provided above in the courts of any other jurisdiction as to breaches of this covenant in such other respective jurisdiction, it being the intention of Buyer, on the one hand, and the Seller Parties, on the other hand, that this covenant be considered a separate and independent covenant insofar as it relates to each such jurisdiction.

            (b) Non-solicitation. For a period commencing on the Closing Date and expiring on the first (1st) anniversary of the Closing Date, none of the Retained Group, directly or indirectly, will solicit any officer or executive employee of the Company to leave the employ of the Company or to work for any member of the Retained Group.

      Section 6.11. Exclusivity. The Seller Parties and the Company shall not, and shall direct their respective officers, directors, financial advisors, accountants and counsel not to, (i) solicit submissions or proposals or offers from any Person other than the Buyer relating to any acquisition or purchase of all or any part of the Shares or all or any part of the assets or properties of the Company or the sale or issuance of any capital stock of the Company or of any Person formed by the Seller Parties or an Affiliate of the Seller Parties to which any assets or properties of the Company is to be contributed, or any merger or consolidation of the Company or of any Person formed by the Seller Parties or an Affiliate of the Seller Parties to which any assets or properties of the Company is to be contributed (each, an "Acquisition Proposal"), (ii) participate in any negotiations regarding any Acquisition Proposal by any Person other than the Buyer, or (iii) enter into any Contract or understanding, either oral or written, that would prevent, hinder or delay the transactions contemplated hereby. If, notwithstanding the foregoing, the Seller Parties or the Company shall receive any Acquisition Proposal or any inquiry regarding any such proposal from any Person, the Seller Parties or the Company, as applicable, shall promptly give notice thereof to the Buyer.

      Section 6.12. Limitation of Liabilities.

            (a) From and after the Closing Date, except as expressly provided in this Agreement (including, without limitation, provisions relating to Environmental Losses and Excluded Liabilities), no member of the Retained Group shall have any obligation or liability whatsoever relating to the business or assets of any member of the Company Group as the same shall exist on the Closing Date or arise thereafter, including, without limitation, obligations or liabilities for any deductibles with respect to any insurance policies (including, without limitation, any arrangement between any member of the Company Group, on the one hand, and any member of the Retained Group, on the other hand, with respect to self-insurance) and obligations or liabilities under any guarantees by any member of the Retained Group of any obligations or liabilities (other than Excluded Liabilities) of the Company Group. From and after the Closing Date, the Company shall indemnify and hold the Retained Group harmless from all such obligations and liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise) that are alleged against or might otherwise be imposed on any member of the Retained Group. Buyer shall cooperate with Retained Group, both before and after the Closing Date, by taking, and after Closing, causing the Company Group to take, all actions which the Seller Parties shall reasonably request to effect the termination, contingent upon Closing, of any such Retained Group guarantee, obligation or liability and, both before and after the Closing, Buyer shall use its reasonable efforts to provide, contingent upon Closing, a substitute guarantee or other arrangement to release the Retained Group from any liability or obligation under any such guarantee, obligation or liability. To the Knowledge of the Company and the Seller Parties, Section 6.12(a) of the Disclosure Schedule includes a complete list of all guarantees or other agreements binding upon the members of the Retained Group in respect to obligations (other than Excluded Liabilities) of the Company Group. In addition, on or prior to Closing, Buyer will obtain, or will cause the Company Group to obtain, one or more insurance policies or other arrangements covering substantially all liabilities and obligations (other than Excluded Liabilities) of the Company Group which are currently insured pursuant to insurance policies or arrangements provided or paid for by any member of the Retained Group. At Closing, Buyer shall provide to the Seller Parties certificates of insurance evidencing that substitute coverage has been obtained. The parties agree that the Company Group will be removed from the insurance policies maintained or provided by the Retained Group as of the Closing Date. The elimination of the Company Group from coverage maintained or provided by the Retained Group shall be without prejudice to the indemnification and reimbursement obligations of the Company Group.

            (b) Prior to or contemporaneously with the Closing, the Seller Parties shall (i) assume and agree to timely pay and perform or defease, and cause the Company Group to be released and discharged from, all liabilities, restrictions and obligations under or incurred pursuant to the Advantica Credit Agreement, the Loan Documents, the Spartan Indenture, the Spardee's Loan Agreement and the Security Documents, and cause to be delivered at the Closing release documents, duly executed by or on behalf of the applicable secured parties, providing for the release of all Encumbrances on any assets of the Company Group which secure the payment or performance of such liabilities and obligations, and (ii) assume and agree to timely pay and perform or defease, and use best efforts to cause the Company Group to be released and discharged from, the obligations and liabilities of the Company Group listed or described in
Section 6.12(b) of the Disclosure Schedule (other than those described in the preceding clause (i)) and use best efforts to cause to be terminated, released or otherwise removed all Encumbrances on any assets of the Company Group which secure the payment or performance of such liabilities and obligations, in each of the foregoing cases in accordance with the terms and provisions of the instruments evidencing the liabilities and obligations to be so assumed or defeased or as otherwise agreed by the applicable parties thereto and without liability, cost or expense to Buyer or the Company Group and without the sale or other disposition of the assets so encumbered. From and after the Closing Date, except as expressly provided in this Agreement, no member of the Company Group shall have any obligation or liability with respect to the Excluded Liabilities or whatsoever relating to the business or assets of any member of the Retained Group as the same exist at the Closing Date or arise thereafter, including, without limitation, obligations or liabilities under any guarantees by any member of the Company Group of any obligations or liabilities of the Retained Group. From and after the Closing Date, the Seller Parties shall indemnify and hold Buyer and the Company Group harmless from the Excluded Liabilities and all such obligations or liabilities (including the cost of defense thereof and reasonable attorneys' fees and expenses incurred in litigation or otherwise) that are alleged against or might otherwise be imposed on the Company Group. The Seller Parties shall cooperate with Buyer and the Company Group, both before and after Closing, by taking, and after Closing, causing the Retained Group to take, all actions necessary or appropriate, or which Buyer or the Company Group shall reasonably request, to effect the termination, contingent upon Closing, of any such Company Group guarantee, obligation or liability and, both before and after the Closing, the Seller Parties shall use their reasonable efforts to provide, contingent upon Closing, a substitute guarantee or other arrangement to release the Company Group from any liability or obligation under any such guarantee, obligation or liability. In addition, on or prior to Closing, Seller Parties will obtain, or cause the Retained Group to obtain, one or more insurance policies or other arrangements covering substantially all Excluded Liabilities which are currently insured pursuant to insurance policies or arrangements provided or paid for by any member of the Retained Group or the Company Group. At the Closing, Seller Parties shall provide to the Buyer certificates of insurance evidencing that substitute coverage has been obtained.

      Section 6.13. Cash Sweeps. Notwithstanding any other provisions of this Agreement to the contrary, prior to the Closing, the bank accounts of the Company Group will continue to be swept on a daily basis, consistent with past practice.

      Section 6.14. New Bank Accounts. Buyer acknowledges and agrees that the bank accounts identified in Section 6.14 of the Disclosure Schedule shall be transferred to the Retained Group effective upon Closing. Consequently, on or before the Closing Date, Buyer shall establish, with the cooperation of the Seller Parties, suitable bank accounts such that, commencing immediately after the Closing Date, Buyer can utilize such accounts in connection with the operation of the business of the Company Group and will no longer need to utilize the bank accounts identified in Section 6.14 of the Disclosure Schedule. All collections attributable to the operation of the business of the Company Group up to and including the close of business on the Closing Date shall be for the benefit of the Retained Group, and all collections attributable to the operation of the business after the close of business on the Closing Date shall be for the benefit of the Company Group and Buyer. The Seller Parties and the Company Group agree to make appropriate payments to reflect such intention.

      Section 6.15. Further Assurances. At any time after the Closing Date, the Seller Parties and Buyer shall, and Buyer shall cause the Company Group to, promptly execute, acknowledge and deliver any other assurances or documents reasonably requested by Buyer or Seller Parties, as the case may be, and necessary for Buyer or Seller Parties, as the case may be, to satisfy its obligations hereunder or obtain the benefits contemplated hereby.

                                   ARTICLE VII

                              CONDITIONS TO CLOSING

      Section 7.1. Conditions to Obligations of Buyer. The obligation of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver by Buyer in writing on or prior to the Closing Date of each of the following conditions:

            (a) Each of the representations and warranties of the Seller Parties contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of the Seller Parties to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Buyer shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of each of Seller Parties by its Chief Executive Officer, its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

            (b) Seller shall have delivered to Buyer resignations of all directors of the Company Group and all officers of the Company Group who are not also employees of the Company Group.

            (c) The waiting period under the HSR Act, if applicable to the purchase and sale of the Shares, and any extensions thereof, shall have expired or been terminated and there shall have been no conditions to approval of the Acquisition set by the FTC or the Antitrust Division that are not reasonably acceptable to the Buyer.

            (d) No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

            (e) All consents, approvals and waivers from third parties and any Governmental Entity and other parties set forth in Section 3.11 of the Disclosure Schedule which are identified therein as "critical" shall have been obtained.

            (f) The Buyer shall have received from Parker, Poe, Adams & Bernstein L.L.P., counsel to the Seller Parties, an opinion, dated the Closing Date, in form and substance reasonably acceptable to Buyer.

            (g) The Seller shall have delivered to the Buyer (i) certified copies of resolutions of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated thereby and (ii) a certified charter and a certificate of good standing of the Secretary of State of the state in which the Seller is organized.

            (h) The Buyer shall have received, in form and substance reasonably satisfactory to the Buyer, forms of release documents with respect to all Encumbrances on the assets of the Company Group which are required by this Agreement to be released upon the Closing, by the filing or recording of documents with applicable Governmental Entities immediately following the Closing or otherwise, each duly executed by or on behalf of the applicable secured party, and evidence, in form and substance reasonably satisfactory by the Buyer, that the Company Group shall have been (or upon the Closing will be) discharged from all liabilities, restrictions and obligations (including any obligations in the nature of a guaranty of the obligations of any member of the Retained Group) under or incurred pursuant to (i) the Advantica Credit Agreement and the Loan Documents and (ii) the Spartan Indenture, the Spardee's Loan Agreement and the Security Documents.

            (i) The Buyer shall have had possession of the Phase I Reports for not less than ten Business Days, and the Phase I Reports shall not have revealed liabilities under Environmental Laws that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

      Section 7.2. Conditions to Obligations of Seller. The obligation of Seller to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction or waiver in writing by Seller on or prior to the Closing Date of each of the following conditions:

            (a) Each of the representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects when made and as of the Closing Date, in each case with the same effect as though such representations and warranties had been made on and as of the Closing Date (except that representations and warranties that are made as of a specific date need be true in all material respects only as of such date); each of the covenants and agreements of Buyer to be performed on or prior to the Closing Date shall have been duly performed in all material respects; and Seller shall have received at the Closing certificates to the foregoing effect, dated as of the Closing Date and executed on behalf of Buyer by its Chief Executive Officer, its President or any of its Vice Presidents and its Secretary or any of its Assistant Secretaries.

            (b) The waiting period under the HSR Act, if applicable to the purchase and sale of the Shares, and any extensions thereof, shall have expired or been terminated and there shall have been no conditions to approval of the Acquisition set by the FTC.

            (c) No court or governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, or non-appealable judgment, decree, injunction or other order which is in effect on the Closing Date and prohibits the consummation of the Closing.

            (d) All consents, approvals and waivers from third parties and any Governmental Entity and other parties set forth in Section 3.11 of the Disclosure Schedule which are identified therein as "critical" shall have been obtained.

            (e) Seller shall have received from Stradling Yocca Carlson & Rauth, counsel to Buyer, an opinion, dated as of the Closing Date, in form and substance reasonably acceptable to the Seller Parties.


                                  ARTICLE VIII

                                   TERMINATION

      Section 8.1. Termination. This Agreement may be terminated at any time prior to the Closing:

            (a) by mutual written consent of the Seller Parties and the Buyer;

            (b) by either Buyer or the Seller Parties, by giving written notice of such termination to the other party, if such other party shall breach any of its representations, warranties, covenants, obligations or agreements under this Agreement in any material respect and such breach shall be incapable of cure or has not been cured within thirty (30) days following the giving of written notice of such breach to the breaching party;

            (c) by either Buyer or the Seller Parties, by giving written notice of such termination to the other party, if there shall be in effect any law or regulation that prohibits the consummation of the Closing or if consummation of the Closing would violate any non-appealable final order, decree or judgment of any court or governmental body having competent jurisdiction; or

            (d) by either Buyer or the Seller Parties, by giving written notice of such termination to the other party, if the Closing shall not have occurred on or prior to the date 120 days subsequent to the date hereof, provided that the failure of the Closing to occur on or before such date is not the result of a breach of any covenant, obligation, agreement, representation or warranty hereunder by the Party seeking termination.

      Section 8.2. Effect of Termination. In the event of the termination of this Agreement in accordance with Section 8.1 hereof, this Agreement shall thereafter become void and have no effect, and no party hereto shall have any liability to the other party hereto or their respective Affiliates, directors, officers or employees, except for the obligations of the parties hereto contained in this Section 8.2 and in Sections 6.1(b), 10.2, 10.3 and 10.11 hereof, and except that nothing herein will relieve any party from liability for any breach of this Agreement prior to such termination.


                                   ARTICLE IX

                          SURVIVAL AND INDEMNIFICATION

      Section 9.1. Limited Survival of Representations, Warranties, Covenants and Agreements; Knowledge of Breach.

            (a) Notwithstanding any otherwise applicable statute of limitations, the representations and warranties included or provided for herein shall survive the Closing until one year after the Closing Date; provided, however, that (i) any representation or warranty contained in Sections 3.12, 3.18 and 4.2 shall survive the Closing until the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, (ii) the representations and warranties contained in Section 3.16 shall survive the Closing until two (2) years after the Closing Date and (iii) the representations and warranties contained in Sections 3.1(a), 3.2(a), 3.3 and 4.1(a) shall survive the Closing indefinitely. The covenants and other agreements contained in this Agreement to be performed on or after Closing shall survive the Closing until the date or dates specified therein or the expiration of the applicable statute of limitations (including any waivers or extensions thereof) with respect to such matters, whichever is later.

            (b) No party hereto shall be deemed to have breached any representation, warranty, covenant or agreement if (i) such party shall have notified the other parties hereto in writing, on or prior to the Closing Date, of the breach of, or inaccuracy in, or of any facts or circumstances constituting or resulting in the breach of or inaccuracy in, such representation, warranty, covenant or agreement, specifically referring to the provisions of this Agreement so breached or rendered inaccurate, and (ii) such other parties have permitted the Closing to occur and, for purposes of this Agreement, are thereby deemed to have waived such breach or inaccuracy; provided, however, that a disclosure pursuant to this Section 9.1(b) shall not prejudice the rights of the parties pursuant to Article VII hereof not to consummate the transactions contemplated by this Agreement or to recover damages incurred as a result of such breach or inaccuracy.

            (c) Notwithstanding the foregoing, no party hereto shall have liability under Section 9.1(a), Section 9.2(a) or Section 9.3(a) hereof with respect to any Loss unless such Loss exceeds the Threshold Amount; provided, however, that Losses arising out of a single or related set of facts, circumstances, or events shall be aggregated for purposes of determining whether the Losses exceed the Threshold Amount and that in the event such Losses exceed the Threshold Amount, the entire amount of the obligation shall be indemnifiable to the extent and as provided in this Agreement.

            (d) No party hereto shall have liability under Section 9.1(a),
Section 9.2(a) or Section 9.3(a) hereof for Losses sustained or incurred arising out of the breach of any representation or warranty or any inadvertent breach of the covenants described in Section 6.3 hereof which arises or results from the occurrence of any circumstance or event which is outside the control of the Seller Parties, the Company Group or their respective Affiliates, officers, directors, employees or representatives, unless and until all such Losses for which damages are recoverable hereunder against such party shall exceed the Deductible; provided, however, that Buyer or Seller Parties, as the case may be, shall be liable only for the amount by which all such recoverable Losses exceed the Deductible.

            (e) No party hereto shall have liability under Section 9.1(a),
Section 9.2(a) or Section 9.3(a) hereof in any amount which, when aggregated with all other recoverable Losses, would exceed $140,000,000.

            (f) For purposes of this Section 9.1, any and all Losses relating to, resulting from or arising out of the matters described in any subparagraph of paragraph (a) of Section 9.1 which are suffered or incurred by any member of the Company Group shall be deemed to have been suffered or incurred by Buyer on a non-duplicative dollar for dollar basis.

            (g) For purposes of this Section 9.1, if a representation or warranty set for the herein has been breached, the amount of recoverable Losses to which an Indemnified Party is entitled with respect to such breach of representation or warranty shall be determined without regard to any qualification as to materiality or the presence of a Material Adverse Effect which is included in the applicable representation or warranty. Notwithstanding any provision of this Agreement to the contrary, the limitations set forth in this Section 9.1 (other than paragraph (i) thereof) shall not apply to the indemnification provisions of Article V and Section 6.12 hereof, and no recoverable Losses to which Buyer or Seller Parties, as the case may be, are entitled by reason of the foregoing shall be applied against or reduce the Deductible or the maximum amount of Losses recoverable under this Article IX. Notwithstanding any provision of this Agreement to the contrary, the limitations set forth in this Section 9.1 (other than paragraphs (a), (f) and (i) thereof) shall not apply to any breach of the representations or warranties set forth in
Section 3.1(b)(ii) or Section 3.2(b)(ii) arising from the failure to obtain any consent, waiver or approval which is required by the terms of any lease agreement for Leased Real Property to be obtained in order to consummate the transactions expressly contemplated hereby, and no recoverable Losses to which Buyer or Seller Parties, as the case may be, are entitled by reason of the foregoing shall be applied against or reduce the Deductible or the maximum amount of Losses recoverable under this Article IX.

            (h) For purposes of this Section 9.1 and Sections 9.2 and 9.3, Losses shall include, and an Indemnified Party shall be entitled to recover (subject to limitations set forth in Sections 9.1(c), 9.1(d) and 9.1(e)), all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing or defending any such claim) sustained or incurred by an Indemnified Party by reason of its indemnification obligations to its Affiliates and their respective directors, officers, employees, shareholders, attorneys, accountants and agents.

            (i) With respect to each specific claim by an Indemnified Party for indemnification from an Indemnifying Party hereunder, the indemnification of the Indemnified Party by the Indemnifying Party shall be net of any recovery of the Indemnified Party with respect to such specific claim under any third party insurance policy.

      Section 9.2. Indemnification by Buyer.

            (a) For the period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 9.1(a) hereof Buyer shall, subject to the limitations set forth in Section 9.1 hereof, indemnify, defend and hold harmless Seller Parties against and in respect of all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees and reasonable expenses incurred in investigating, preparing or defending any claims covered hereby) (collectively, "Losses") sustained or incurred arising out of any breaches of Buyer's representations, warranties, covenants and agreements set forth in this Agreement (other than representations, warranties, covenants and agreements set forth in (A) Article V, as to which the indemnification provisions set forth in Article V shall govern, or (B) Section 6.12 hereof, as to which the indemnification provisions set forth in Section 6.12 shall govern).

            (b) Any payments pursuant to this Section 9.2 or Article V shall be treated as an adjustment to the Purchase Price for all Tax purposes.

      Section 9.3. Indemnification by Seller.

            (a) For the period commencing on the Closing Date and ending, as the case may be, upon the expiration of the periods specified in Section 9.1(a) hereof Seller Parties shall, subject to the limitations set forth in Section 9.1 hereof, indemnify, defend and hold harmless Buyer and the Company Group against and in respect of all Losses sustained or incurred arising out of any breaches of the Seller Parties' representations, warranties, covenants and agreements set forth in this Agreement (other than representations, warranties, covenants and agreements set forth in (A) Article V, as to which the indemnification provisions set forth in Article V shall govern, or (B) Section 6.12 hereof, as to which the indemnification provisions set forth in Section 6.12 shall govern).

            (b) Any payments pursuant to this Section 9.3 or Article V shall be treated as an adjustment to the Purchase Price for all Tax purposes.

      Section 9.4. Indemnification as Sole Remedy. The indemnity provided herein and in Section 6.12 and Article V hereof as it relates to this Agreement and the transactions contemplated by this Agreement shall be the sole and exclusive remedy of the parties hereto, their successors and assigns with respect to any and all claims for losses, damages, liabilities, costs and expenses sustained or incurred arising out of this Agreement and the transactions contemplated by this Agreement, except for the right of the parties hereto to seek specific performance of the obligations set forth in Article II and Sections 6.2, 6.5 and
6.6 of this Agreement.

      Section 9.5. Method of Asserting Claims, Etc. All claims for indemnification by the Seller Parties, on the one hand, or the Buyer and the Company Group, on the other hand (as the case may be, the "Indemnified Parties"), hereunder shall be asserted and resolved as set forth in this Section 9.5, except for claims pursuant to Article V hereof (as to which the provisions of Article V shall be applicable). In the event that any written claim or demand for which Buyer or Seller Parties, as the case may be (the "Indemnifying Party") would be liable to any Indemnified Party hereunder is asserted against or sought to be collected from any Indemnified Party by a third party, such Indemnified Party shall promptly, but in no event more than fifteen (15) days following such Indemnified Party's receipt of such claim or demand, notify the Indemnifying Party of such claim or demand and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not in any manner prejudice the right of the Indemnified Party to indemnification to the fullest extent provided hereunder) (the "Third Party Claim Notice") and in the event that an Indemnified Party shall assert a claim for indemnity under this Article IX, not including a third party claim, the Indemnified Party shall notify the Indemnifying Party promptly following its discovery of the facts or circumstances giving rise thereto (together, with a Third Party Claim Notice, a "Claim Notice"); provided, that the failure to notify on the part of the Indemnified Party in the manner set forth herein shall not foreclose any rights otherwise available to such Indemnified Party hereunder, except to the extent that the Indemnifying Party is prejudiced by such failure to notify. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Third Party Claim Notice (except that such a period shall be decreased to a time ten (10) days before a scheduled appearance date in a litigated matter) (the "Notice Period") to notify the Indemnified Party (i) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (ii) whether or not it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded. All costs and expenses incurred by the Indemnifying Party in defending such claim or demand shall be a liability of, and shall be paid by, the Indemnifying Party; provided, however, that the amount of such expenses shall be a liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1 hereof. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, which it shall not be entitled to do until the Deductible is exceeded and except as hereinafter provided, the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings and by counsel reasonably acceptable to the Indemnified Party. If any Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. The Indemnified Party shall not settle a claim or demand without the consent of the Indemnifying Party, which shall not be withheld unreasonably. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, settle, compromise or offer to settle or compromise any such claim or demand on a basis which would result in the imposition of a consent order, injunction or decree which would restrict the future activity or conduct of, or which would otherwise have a material adverse effect on, the Indemnified Party or any Subsidiary or Affiliate thereof. If the Indemnifying Party elects not to defend the Indemnified Party against such claim or demand, whether by not giving the Indemnified Party timely notice as provided above or otherwise, then the amount of any such claim or demand, or, if the same be contested by the Indemnified Party, then that portion of any such claim or demand as to which such defense is unsuccessful (and all reasonable costs and expenses pertaining to such defense) shall be the liability of the Indemnifying Party hereunder, subject to the limitations set forth in Section 9.1 hereof. To the extent the Indemnifying Party shall control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party will give to the Indemnifying Party and its counsel reasonable access to all business records and other documents relevant to such defense or settlement, and shall permit them to consult with the employees and counsel of the Indemnified Party. The Indemnified Party shall use its reasonable efforts in the defense of all such claims, and in connection therewith shall be entitled to reimbursement by the Indemnifying Party of out-of-pocket expenses directly related to efforts undertaken at the specific request of the Indemnifying Party.

                                    ARTICLE X

                                  MISCELLANEOUS

      Section 10.1. Amendment and Waiver. Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Seller Parties and Buyer, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

      Section 10.2. Expenses. Except as otherwise expressly provided in this Agreement, whether or not the transactions contemplated by this Agreement are consummated, the parties shall bear their own respective expenses (including, but not limited to, all compensation and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the transactions contemplated hereby.

      Section 10.3. Public Disclosure. Each of the parties to this Agreement hereby agrees with the other parties hereto that, except as may be required to comply with the requirements of applicable law or the rules and regulations of each stock exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution or performance of this Agreement unless specifically approved in advance by all parties hereto; provided, however, that to the extent that either party to this Agreement is required by law or the rules and regulations of any stock exchange upon which the securities of one of the parties or its Affiliates is listed to make such a public disclosure, such public disclosure shall only be made after prior consultation with the other party to this Agreement.

      Section 10.4. Assignment. No party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other party hereto; provided, however, that Buyer shall have the right to assign any of its rights under this Agreement to any of its Affiliates, so long as Buyer remains liable for such Affiliate's obligations hereunder.

      Section 10.5. Entire Agreement. This Agreement (including all Exhibits and Schedules hereto) contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters, except for the Confidentiality Agreement which will remain in full force and effect for the term provided for therein.

      Section 10.6. Fulfillment of Obligations. Any obligation of any party to any other party under this Agreement, which obligation is performed, satisfied or fulfilled by an Affiliate of such party, shall be deemed to have been performed, satisfied or fulfilled by such party.

      Section 10.7. Parties in Interest; No Third Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than Buyer, the Seller Parties, or their successors or permitted assigns, any rights or remedies under or by reason of this Agreement.

      Section 10.8. Schedules. The inclusion of any matter in any schedule to this Agreement shall be deemed to be an inclusion for all purposes of this Agreement, including each representation and warranty to which it may relate, but inclusion therein shall expressly not be deemed to constitute an admission by Seller, or otherwise imply, that any such matter is material or creates a measure for materiality for the purposes of this Agreement.

      Section 10.9. Counterparts. This Agreement and any amendments hereto may be executed in one or more counterparts, each of which shall be deemed to be an original by the parties executing such counterpart, but all of which shall be considered one and the same instrument.

      Section 10.10. Section Headings. The section and paragraph headings and table of contents contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

      Section 10.11. Notices. All notices hereunder shall be deemed given if in writing and delivered personally or sent by facsimile or by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other addresses as shall be specified by like notice):

            (a)   if to a Seller Party or, prior to Closing, the Company, to:

                     Advantica Restaurant Group, Inc.
                     203 East Main Street
                     Spartanburg, South Carolina  29319-9966
                     Fax (864) 597-8216
                     Attention: Rhonda J. Parish
                                Senior Vice President, General Counsel and
                                  Secretary

                  With a copy to:

                     Parker, Poe, Adams & Bernstein L.L.P.
                     2500 Charlotte Plaza
                     Charlotte, North Carolina  28244
                     Fax (704) 334-4706
                     Attention: Gary C. Ivey, Esq.

            (b) if to Buyer or, after the Closing, the Company, to:

                     CKE Restaurants, Inc.
                     3916 State Street, Suite 300
                     Santa Barbara, California 92803
                     Fax (805) 898-7149
                     Attention: Andrew F. Puzder
                                Executive Vice President and General Counsel

                  With a copy to:

                     Stradling Yocca Carlson & Rauth
                     660 Newport Center Drive, Suite 1600
                     Newport Beach, California  92660
                     Fax (714) 725-4100
                     Attention: C. Craig Carlson, Esq.

Any notice given by mail shall be effective when received.

      Section 10.12. GOVERNING LAW; SUBMISSION TO JURISDICTION; SELECTION OF FORUM. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NORTH CAROLINA, WITHOUT REFERENCE TO THE CHOICE OF LAW PRINCIPLES THEREOF. EACH PARTY HERETO AGREES THAT IT SHALL BRING ANY ACTION OR PROCEEDING IN RESPECT OF ANY CLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTAINED IN OR CONTEMPLATED BY THIS AGREEMENT, WHETHER IN TORT OR CONTRACT OR AT LAW OR IN EQUITY, EXCLUSIVELY IN THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA OR THE SUPERIOR COURT OF THE STATE OF NORTH CAROLINA LOCATED IN CHARLOTTE, NORTH CAROLINA (THE "CHOSEN COURTS") AND (I) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE CHOSEN COURTS, (II) AGREES THAT VENUE IS PROPER IN THE CHOSEN COURTS, (III) WAIVES ANY OBJECTION THAT THE CHOSEN COURTS ARE AN INCONVENIENT FORUM OR DO NOT HAVE JURISDICTION OVER ANY PARTY HERETO AND (IV) AGREES THAT SERVICE OF PROCESS UPON SUCH PARTY IN ANY SUCH ACTION OR PROCEEDING SHALL BE EFFECTIVE IF NOTICE IS GIVEN IN ACCORDANCE WITH SECTION 10.11 OF THIS AGREEMENT.

      Section 10.13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any person or entity or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (ii) the remainder of this Agreement and the application of such provision to other persons, entities or circumstances shall not be affected by such invalidity or unenforceability.

      Section 10.14. Attorneys' Fees. In the event that any party to this Agreement institutes any legal proceeding to enforce any of the provisions of this Agreement, then the prevailing party in such proceeding shall be entitled to collect and receive its reasonable attorneys' fees and costs, through and including all appeals, and the other party shall pay for same.

      IN WITNESS WHEREOF, this Agreement has been signed on behalf of each of the parties hereto as of the date first written above.

                               ADVANTICA RESTAURANT GROUP, INC.

                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               SPARTAN HOLDINGS, INC.

                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               FLAGSTAR ENTERPRISES, INC.

                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title:

                               CKE RESTAURANTS, INC.

                               By:
                                   ---------------------------------------------
                                   Name:
                                   Title: